UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
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AutoNation, Inc.
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NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS
To Stockholders of AutoNation, Inc.:
The 2026 Annual Meeting of Stockholders of AutoNation, Inc. will be held in a virtual format only, on Tuesday, April 28, 2026, at 8:00 a.m. Eastern Time for the following purposes as more fully described in the proxy statement:
(1)    To elect the nine director nominees named in the proxy statement, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;
(2)    To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2026;
(3)    To hold an advisory vote to approve named executive officer compensation;
(4)    To approve the AutoNation, Inc. 2026 Employee Equity and Incentive Plan;
(5)    To consider two stockholder proposals, if properly presented at the Annual Meeting; and
(6)    To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Only stockholders of record as of the close of business on March 9, 2026, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
We cordially invite you to attend the virtual Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure that your vote will be represented at the Annual Meeting. To attend, vote, and submit questions at the 2026 Annual Meeting, please log in to www.virtualshareholdermeeting.com/AN2026 using the control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. You may revoke your proxy and reclaim your right to vote at any time prior to its use at the Annual Meeting. The proxy statement includes information on what you will need to attend the virtual Annual Meeting.
By Order of the Board of Directors,
C. Coleman Edmunds
Executive Vice President, General Counsel
and Corporate Secretary
March 17, 2026

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are furnishing our proxy materials, including this proxy statement and our annual report, to our stockholders primarily via the Internet. On March 17, 2026, we began mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains instructions on how to access our proxy materials on the Internet. The Notice also contains instructions on how to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, received an email with instructions on how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on April 28, 2026

Our 2025 Annual Report and this Proxy Statement are available at http://www.proxyvote.com.

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PROXY STATEMENT
This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of AutoNation, Inc. (“AutoNation” or the “Company”) for use at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournment or postponement thereof. Our Annual Meeting will be held in a virtual format only, on Tuesday, April 28, 2026, at 8:00 a.m. Eastern Time. To attend, vote, and submit questions at the 2026 Annual Meeting, please log in to www.virtualshareholdermeeting.com/AN2026 using the control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials.
Only stockholders of record as of the close of business on March 9, 2026 (the “record date”) are entitled to receive notice of the Annual Meeting and to vote during the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the record date, there were 34,325,487 shares of AutoNation common stock issued and outstanding and entitled to vote at the Annual Meeting. We made copies of this proxy statement available to our stockholders beginning on or about March 17, 2026.
INFORMATION ABOUT THE ANNUAL MEETING
Annual Meeting Proposals

Proposal	Matter	Board Vote Recommendation
1	Election of Directors	FOR EACH NOMINEE
2	Ratification of the Selection of KPMG LLP as Our Independent Auditor for 2026	FOR
3	Advisory Vote to Approve Named Executive Officer Compensation	FOR
4	Approval of the AutoNation, Inc. 2026 Employee Equity and Incentive Plan	FOR
5	Stockholder Proposal Regarding Independent Board Chairman	AGAINST
6	Stockholder Proposal Regarding GHG Report	AGAINST
Voting Matters
Quorum. The holders of at least 17,162,744 shares (a majority of shares outstanding on the record date) must be present at the Annual Meeting or represented by proxy to conduct business at the Annual Meeting. Both abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.
Voting by Stockholders of Record. If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you receive printed copies of the proxy materials by mail, you may also vote by proxy via the Internet, by telephone, or by mail by following the instructions provided on the proxy card. Stockholders of record who virtually attend the Annual Meeting may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AN2026, entering the applicable control number, and following the instructions on the Annual Meeting website.
Voting by Beneficial Owners. If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by proxy by following the instructions provided in the Notice of Internet Availability of Proxy Materials, voting instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. If you do not provide specific voting instructions to the nominee that holds your shares, such nominee will have the authority to vote your shares only with respect to the ratification of the selection of KPMG LLP as our independent registered public accounting firm (such proposal is considered a “routine” matter under NYSE rules), and your shares will not be voted and will be considered “broker non-votes” with respect to the other proposals (such proposals are considered “non-routine” matters under NYSE rules). To vote during the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares.

Changing Your Vote. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), by signing and returning a new proxy card with a later date, or by attending and voting during the Annual Meeting. Your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again during the Annual Meeting or specifically request in writing that your prior proxy be revoked.
Votes Required to Adopt Proposals. Each share of our common stock outstanding on the record date is entitled to one vote on each of the nine director nominees and one vote on each other matter. To be elected, each director nominee must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Approval of Proposals 2, 3, 4, 5, and 6 each requires the affirmative vote of a majority of the shares of common stock present at the Annual Meeting or represented by proxy and entitled to vote on the proposal. Although the advisory vote on Proposal 3 is non-binding, the Board and its Compensation Committee will review and carefully consider the voting results when making future decisions regarding our executive compensation program.
Effect of Abstentions and Broker Non-Votes. For the election of directors, abstentions and broker non-votes (shares held by brokers that do not have discretionary authority to vote on a proposal and have not received voting instructions from their clients) will not be counted as having been voted. For Proposals 2, 3, 4, 5, and 6, abstentions will be counted as present and entitled to vote and will have the same effect as negative votes. For Proposals 3, 4, 5, and 6, broker non-votes will not be counted as present and entitled to vote and therefore will not impact the voting results of such proposals. Brokers will have discretionary authority to vote on Proposal 2, since it is considered a routine matter under NYSE rules.
Voting Instructions. If you complete and submit a proxy with voting instructions, the persons named as proxy holders will follow your instructions. If you are a stockholder of record and submit a proxy without voting instructions, or if your instructions are unclear, the persons named as proxy holders will vote as the Board recommends on each proposal. With respect to any other matters properly presented at the Annual Meeting, the persons named as proxy holders will vote as recommended by our Board, or if no recommendation is given, in their own discretion.
Proxy Solicitation
We will pay for the cost of soliciting proxies, and we have retained Innisfree M&A Incorporated to assist with the solicitation of proxies for an estimated fee of $17,500 plus reimbursement for expenses. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. As is customary, we will reimburse brokerage firms, banks, and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.
Attending the Annual Meeting
We are pleased to welcome stockholders to our Annual Meeting, which will be held in a virtual format only. We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting.
To attend and vote at the Annual Meeting, please visit www.virtualshareholdermeeting.com/AN2026 and follow the instructions included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the email you received regarding our proxy materials. Online access to the Annual Meeting will begin approximately 15 minutes prior to the start of the Annual Meeting. Please see “Attending the 2026 Annual Meeting of Stockholders of AutoNation, Inc.” below for additional information.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Directors
The Board has nominated the nine persons listed below to stand for election for a term expiring at the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified. See “Items To Be Voted On - Proposal 1: Election of Directors.” All of our director nominees were elected by our stockholders at our 2025 Annual Meeting of Stockholders.
Our Board nominees consist of a group of leaders with a broad range of perspectives and experience. Many of our Board nominees have experience serving as executive officers and/or on boards and board committees of major companies. Many of them also have extensive corporate finance and investment banking experience as well as a broad understanding of capital markets.
We have set forth below information regarding each person nominated to stand for election, including the specific experience, qualifications, attributes, or skills that led the Board to conclude that such person should serve as a director. Our Corporate Governance and Nominating Committee and the Board believe that the experience, qualifications, attributes, and skills of our Board nominees provide the Company with the ability to address the evolving needs of the Company and represent the best interests of our stockholders. All of our directors are elected annually.
Rick L. Burdick, age 74, has served as our Chairman of the Board since February 2021 and as one of our directors since May 1991. Mr. Burdick previously served as our Lead Independent Director from December 2018 until January 2021. Mr. Burdick also serves as Chairman of the Board of Directors of CBIZ, Inc., a provider of integrated business services and products. From 1988 through 2019, Mr. Burdick was a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P., a global full service law firm. Mr. Burdick’s experience as a senior partner at an international law firm advising large companies on a broad range of corporate transactions and on securities law and corporate governance matters led the Board to conclude that he should serve as one of our directors.
Claire Bennett, age 60, has served as one of our directors since July 2024. Ms. Bennett is a tenured global leader with an extensive customer experience, general management, and consumer services background. She has worked as a senior executive to help drive significant transformation in large, complex organizations through periods of dynamic industry, customer, and technological change. Her experience spans multiple industries, including consumer packaged goods, technology, financial services, and hospitality. From 2017 through the first quarter of 2024, Ms. Bennett served as a member of the Executive Committee of Intercontinental Hotels Group (“IHG”). During her tenure at IHG, she was responsible for driving B2C/B2B customer experience and growth across a portfolio of multinational brands. Prior to joining IHG, Ms. Bennett was the General Manager of Global Consumer Travel and Lifestyle at American Express, where she held various senior executive roles from 2006 until 2017. Ms. Bennett also currently serves on the board of Samsonite International S.A. and Culligan International. Ms. Bennett’s senior executive and extensive customer experience led the Board to conclude that she should serve as one of our directors.
David B. Edelson, age 66, has served as one of our directors since July 2008 and is Chair of the Board’s Audit Committee. Mr. Edelson has served as a Managing Director in the North American Private Equity business of Bain Capital, LP, one of the world’s leading private investment firms, since October 2022. Mr. Edelson previously served as the Chief Financial Officer of the Loews Corporation, a company with businesses in the insurance, energy, hospitality, and packaging industries, from May 2014 until May 2022; and, thereafter, as a Senior Advisor from July 2022 until October 2022. Prior to joining Loews, Mr. Edelson was Executive Vice President & Corporate Treasurer of JPMorgan Chase & Co. He was named Corporate Treasurer in April 2001 and promoted to Executive Vice President in February 2003. Mr. Edelson spent the first 15 years of his career as an investment banker, first with Goldman Sachs & Co. and subsequently with JPMorgan Chase & Co. Mr. Edelson’s experience as a senior executive officer of a large holding company owning a wide range of businesses, as well as his experience as an investment banker and corporate treasurer, led the Board to conclude that he should serve as one of our directors.
Robert R. Grusky, age 68, has served as one of our directors since June 2006. In 2000, Mr. Grusky founded Hope Capital Management, LLC, an investment management firm for which he serves as Managing Member. He co-founded New Mountain Capital, LLC, a private and public equity investment management firm, in 2000 and was a Principal, Managing Director and Member of New Mountain Capital from 2000 to 2005 and was a Senior Advisor through 2019, and a member of the Executive Leadership Council since then. From 1998 to 2000, Mr. Grusky served as President of

RSL Investments Corporation, the primary investment vehicle for the Hon. Ronald S. Lauder. Prior thereto, Mr. Grusky served in a variety of capacities at Goldman Sachs & Co. in its Mergers & Acquisitions Department and Principal Investment Area. Mr. Grusky is a director of Strategic Education, Inc., an education services company. Mr. Grusky’s board experience and experience in investment management, private equity, and investment banking led the Board to conclude that he should serve as one of our directors.
Norman K. Jenkins, age 63, has served as one of our directors since December 2020. Mr. Jenkins is President and Chief Executive Officer of Capstone Development, a privately held firm he founded in 2009. Capstone develops and acquires commercial and multi-family real estate, with significant expertise in public-private partnerships and developing hospitality real estate that is generally affiliated with international lodging brands. Prior to launching Capstone, Mr. Jenkins was a senior executive and corporate officer of Marriott International Inc. During his 16 year tenure with Marriott, he served in a variety of leadership roles including, Senior Vice President - North American Lodging Development, Vice President and Chief Financial Officer - Ramada International, Vice President - Owner & Franchise Services and Acquisition Executive. Prior to joining Marriott, Mr. Jenkins spent 5 years with McDonald’s Corporation where he held positions in finance and operations. Mr. Jenkins currently serves as Lead Trustee of Urban Edge Properties and as a director of RE/MAX Holdings, Inc. He previously served on the board of Duke Realty from 2017 until it was acquired by Prologis, Inc. in 2022 and on the board of New Senior Investment Group from 2020 until it was acquired by Ventas, Inc. in 2021. He is a member of the Washington DC Developer Roundtable and is a former member of the Suburban Hospital Board of Trustees and the Howard University Board of Trustees. Mr. Jenkins’s executive and real estate experience led the Board to conclude that he should serve as one of our directors.
Lisa Lutoff-Perlo, age 68, has served as one of our directors since February 2020. From May 2024 to December 2024, Ms. Lutoff-Perlo served as President & CEO of FIFA World Cup 2026 Miami Host Committee. From May 2023 until April 2024, she served as Vice Chair, External Affairs for the Royal Caribbean Group. From December 2014 until May 2023, Ms. Lutoff-Perlo served as President and Chief Executive Officer of Celebrity Cruises, a multi-billion dollar cruise line and wholly-owned subsidiary of Royal Caribbean Cruises Ltd. Ms. Lutoff-Perlo currently serves as a director of Amerant Bancorp Inc., where she serves as Chair of the Corporate Governance, Nominating and Sustainability Committee and as a member of the Audit Committee. Ms. Lutoff-Perlo’s business operations and senior executive management experience led the Board to conclude that she should serve as one of our directors.
Michael Manley, age 62, has served as our Chief Executive Officer and as a member of our Board since November 2021. Prior to joining AutoNation, Mr. Manley served as Head of Americas and as a member of the Group Executive Council for Stellantis N.V., one of the largest automotive original equipment manufacturers in the world, from January 2021 until October 2021. From July 2018 until January 2021, he served as Chief Executive Officer of Fiat Chrysler Automobiles N.V. (“FCA”), a predecessor to Stellantis N.V. Mr. Manley joined DaimlerChrysler (a predecessor to FCA) in 2000 and, prior to becoming FCA’s Chief Executive Officer, served in a number of management-level roles with increasing responsibility overseeing various aspects of FCA’s operations, including as Executive Vice President - International Sales & Marketing, Business Development and Global Product Planning Operations, Chief Executive Officer of Jeep, Chief Executive Officer of Ram, Chief Operating Officer for the Asia Pacific region, and FCA Global Executive Council member. Mr. Manley currently serves on the Board of Directors of Dover Corporation, a global manufacturer and solutions provider delivering innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions and support services. Mr. Manley’s automotive experience, his broad knowledge of the automotive industry, and his position as our Chief Executive Officer led the Board to conclude that he should serve as one of our directors.
G. Mike Mikan, age 54, has served as one of our directors since March 2013 and is Chair of the Board’s Compensation Committee. Since January 2019, Mr. Mikan has served as Vice Chairman and President of NeueHealth, Inc. (formerly known as Bright Health Group, Inc.), a consumer-focused health insurance and services business, and in April 2020, Mr. Mikan became its Chief Executive Officer. Mr. Mikan served as Chairman and Chief Executive Officer of Shot-Rock Capital, LLC, a private investment capital group, from January 2015 until December 2018. From January 2013 until December 2014, he served as President of ESL Investments, Inc. Mr. Mikan served as the Interim Chief Executive Officer of Best Buy Co., Inc. from April 2012 until September 2012. From November 1998 through February 2012, he served in various executive positions at UnitedHealth Group Incorporated, including as Executive Vice President and Chief Financial Officer and as Chief Executive Officer of UnitedHealth’s Optum subsidiary. Mr. Mikan previously served as a director of Princeton Everest Fund (formerly known as Princeton Private Investments Access Fund) from 2014 until February 2023 and as a Trustee of Ellington Income Opportunities Fund from 2018 until February

2023. Mr. Mikan’s operational and public company leadership experience and his broad understanding of capital investment and allocation led the Board to conclude that he should serve as one of our directors.
Jacqueline A. Travisano, Ed.D., age 56, has served as one of our directors since April 2018 and is Chair of the Board’s Corporate Governance and Nominating Committee. Dr. Travisano has served as Executive Vice President and Chief Financial Officer of Wake Forest University since July 2023. She previously served as the Executive Vice President for Business and Finance and Chief Operating Officer of the University of Miami, a private research university, from June 2017 until June 2023. From 2011 to May 2017, Dr. Travisano served as Executive Vice President and Chief Operating Officer of Nova Southeastern University. She began her career in public accounting at Coopers & Lybrand. Dr. Travisano is a member of the Board of Managers of Verger Capital Management, an organization that exclusively serves non-profits as an outsourced chief investment officer. Dr. Travisano also serves as a lifetime member of the Orange Bowl Committee. Dr. Travisano’s senior executive and financial, accounting, and operational experience led the Board to conclude that she should serve as one of our directors.
Corporate Governance Guidelines and Codes of Ethics
Our Board is committed to sound corporate governance principles and practices. Our Board’s core principles of corporate governance are set forth in the AutoNation, Inc. Corporate Governance Guidelines (the “Guidelines”), which were adopted by the Board in March 2003 and most recently amended as of April 24, 2024. The Guidelines serve as a framework within which our Board conducts its operations. The Corporate Governance and Nominating Committee of our Board is charged with reviewing annually, or more frequently as appropriate, the Guidelines and recommending to our Board appropriate changes in light of applicable laws and regulations, the governance standards identified by leading governance authorities, and our Company’s evolving needs.
In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, we have a company-wide Business Ethics Program, which includes a Code of Business Ethics applicable to all of our employees. We also maintain a 24-hour Alert-Line for employees to report any Company policy violations under our Business Ethics Program. In addition, our Board has adopted the Code of Ethics for Senior Officers and the Code of Business Ethics for the Board of Directors. These codes comply with applicable NYSE listing standards and SEC rules.
A copy of the Guidelines and the codes referenced above are available on our corporate website at investors.autonation.com. The information on or accessible through our website and any other website referenced herein is not incorporated by reference in this Proxy Statement. You also may obtain a printed copy of the Guidelines and the codes referenced above by sending a written request to: Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, Florida 33301.
Insider Trading Policies and Procedures
We have insider trading policies and procedures that govern the purchase, sale, and other disposition of our securities by our directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of the New York Stock Exchange. A copy of our Insider Trading Policy is filed with our Annual Report on Form 10-K as Exhibit 19.1.
Corporate Governance Highlights
•Independent Chairman. Rick L. Burdick, one of our independent directors, currently serves as our Chairman of the Board. In addition, our Guidelines provide for the selection of a Lead Independent Director whenever the Chairman of the Board is not an independent director.
•Proxy Access. Our by-laws permit a stockholder, or a group of up to 20 stockholders, who has owned 3% or more of our common stock for at least three years to nominate and include in our proxy materials director candidates representing up to the greater of two individuals or 20% of the Board, provided the stockholder(s) and the nominee(s) satisfy the requirements and conditions specified in our by-laws. See “Stockholder Proposals and Nominations for the 2027 Annual Meeting” below.
•Majority Voting with Resignation Policy for Uncontested Director Elections. Our Guidelines provide that an incumbent director who fails to receive a majority vote in an uncontested election shall tender his or her written resignation to the Chairman of the Board for consideration by the Corporate Governance and Nominating Committee.
•Special Meetings. Our amended and restated by-laws enable stockholders of record holding at least 25% of our common stock to call special meetings of stockholders.
~~•~~Prohibition on Hedging and Short Sales. We prohibit our directors and our employees from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. In addition, we prohibit our directors and employees from engaging in short sales of our securities.
Role of the Board and Board Structure
Our business and affairs are managed under the direction of our Board, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to our stockholders. Our Board’s mission is to maximize long-term stockholder value. Our Board establishes our overall corporate policies, selects and evaluates our senior management team, who is charged with the conduct of our business, and acts as an advisor and counselor to senior management. Our Board also oversees our business strategy and planning, our ongoing and long-term plans for capital allocation, as well as the performance of management in executing our business strategy, assessing and managing risks, and managing our day-to-day operations. Our Board reviews and approves the Company’s long-term strategic plan developed by management.
Our Board’s oversight of our business strategy and planning and management of our day-to-day operations includes an ongoing review of risks that could impact our goals, objectives, and financial condition. In addition, our Audit, Compensation, and Corporate Governance and Nominating committees assist the Board in overseeing our management of risk. Our Audit Committee reviews with management significant risks related to financial reporting, internal controls, and cybersecurity, as well as our comprehensive enterprise risk management process (annually, with quarterly updates, as appropriate) designed to assess, manage and identify risks in order to align Board discussion topics with identified risks. Our Compensation Committee reviews and approves our executive compensation program and also reviews the general compensation structure for our corporate and key field employees. Our Corporate Governance and Nominating Committee oversees our company-wide Business Ethics Program, which includes a Code of Business Ethics applicable to all of our employees, as well as corporate governance issues that arise from time to time.
Rick L. Burdick, one of our independent directors, currently serves as our Chairman of the Board. In addition, our Guidelines provide for the selection of a Lead Independent Director if the Chairman of the Board is not an independent director.
The Board believes that having an independent Chairman of the Board is in the best interests of the Company at this time because it allows Mr. Manley, our Chief Executive Officer, to devote his time and attention to the day-to-day operations of the Company, while allowing Mr. Burdick to focus on leading the Board and supporting the initiatives of the Company and management. The Board also believes that our current leadership structure, with the separation of the Chairman of the Board and Chief Executive Officer positions, together with independent leadership at the committee level, enhances the Board’s effectiveness in risk oversight.
Our Board held eight meetings and took one action by unanimous written consent during 2025. In 2025, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served (held during the period for which such person has been a director). Our independent directors held four executive sessions without management present during 2025.
Our directors are expected to attend our Annual Meeting of Stockholders. Any director who is unable to attend our Annual Meeting is expected to notify the Chairman of the Board in advance of the Annual Meeting. Each person then serving as a director attended the 2025 Annual Meeting of Stockholders.
Board Committees
Our Board has three separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating

Committee. The charters for each of our Board committees are in compliance with applicable SEC rules and NYSE listing standards. These charters are available at investors.autonation.com. You may obtain a printed copy of any of these charters by sending a request to: Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, Florida 33301.
The following table sets forth the current membership of each of our Board’s committees:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Claire Bennett	✓
David B. Edelson	Chair
Robert R. Grusky			✓
Norman K. Jenkins		✓	✓
Lisa Lutoff-Perlo	✓	✓
G. Mike Mikan		Chair
Jacqueline A. Travisano			Chair
Audit Committee
The Audit Committee primarily assists our Board in fulfilling its oversight responsibilities by reviewing our financial reporting and audit processes and our systems of internal control over financial reporting and disclosure controls. Among the Committee’s core responsibilities are the following: (i) overseeing the integrity of our consolidated financial statements, for which management is responsible, and reviewing and approving the scope of the annual audit; (ii) selecting, retaining, compensating, overseeing, and evaluating our independent registered public accounting firm; (iii) reviewing the Company’s critical accounting policies; (iv) reviewing the Company’s quarterly and annual financial statements prior to the filing of such statements with the SEC; (v) preparing the Audit Committee report for inclusion in our proxy statement; and (vi) reviewing with management significant financial and cybersecurity risks or exposures and assessing the steps management has taken to minimize, monitor, and control such risks or exposures. For a complete description of our Audit Committee’s responsibilities, please refer to the Audit Committee’s charter.
Our Board has determined that each Audit Committee member has the requisite independence and other qualifications for audit committee membership under SEC rules, NYSE listing standards, the Audit Committee’s charter, and the independence standards set forth in the Guidelines (as discussed below under “Director Independence”). Our Board has also determined that Mr. Edelson is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Directors” above for a description of the business experience of each of our Audit Committee members.
The Audit Committee held four meetings during 2025. The Audit Committee Report for 2025, which contains a description of the Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2025, is set forth below under “Audit Committee Report.”
Compensation Committee
The Compensation Committee primarily assists our Board in fulfilling its compensation oversight responsibilities by, among other things: (i) reviewing our director compensation program and suggesting changes in director compensation to the Board, if appropriate; (ii) reviewing and approving the compensation of our CEO and other senior executive officers and setting annual and long-term performance goals for these individuals; (iii) reviewing and approving the compensation of all of our corporate officers; (iv) reviewing the Company’s program for management development and succession planning; (v) reviewing and approving performance-based compensation of executive officers, including incentive awards and stock-based awards; and (vi) administering our equity compensation plans.
Pursuant to its charter, the Compensation Committee may form subcommittees and may delegate to such subcommittees any or all power and authority of the Compensation Committee as the Compensation Committee deems appropriate, provided that no subcommittee may consist of fewer than two members, and provided further that the Compensation Committee may not delegate to a subcommittee any power or authority required by any applicable laws, regulations, or listing standards to be exercised by the Compensation Committee as a whole.

The Compensation Committee reviews executive compensation at its meetings throughout the year and sets executive compensation. The Compensation Committee also reviews director compensation annually and recommends to the full Board the compensation for non-employee directors. Our CEO reviews the performance of other named executive officers and makes recommendations, if any, to the Compensation Committee with respect to compensation adjustments for such officers. However, the Compensation Committee determines in its sole discretion whether to make any adjustments to the compensation paid to such executive officers.
Since October 2019, the Compensation Committee has engaged an independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”). The Compensation Committee sought input from Meridian on executive and director compensation matters for 2025, including the design and competitive positioning of our executive and director compensation programs, our peer group, appropriate compensation levels, and evolving compensation trends. While the Compensation Committee considered input from Meridian, the Committee’s decisions reflect many factors and considerations.
Meridian did not provide any other services to the Company or its subsidiaries. The Compensation Committee assessed the independence of Meridian pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Meridian from serving as an independent consultant to the Compensation Committee. The Compensation Committee reviews the appointment of its independent compensation consulting firm annually. As part of the review process, the Compensation Committee considers the independence of the firm in accordance with applicable SEC rules and NYSE listing standards.
For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see “Executive Compensation” below, as well as the Compensation Committee’s charter.
Our Board has determined that each Compensation Committee member has the requisite independence for Compensation Committee membership under NYSE listing standards and the independence standards set forth in the Guidelines. Our Board has also determined that each Compensation Committee member qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee held four meetings during 2025.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee assists our Board in fulfilling its oversight responsibilities by performing the following duties: (i) reviewing annually, or more frequently as appropriate, the corporate governance principles and practices set forth in the Guidelines, in comparison to the governance standards identified by leading governance authorities and our evolving needs, and making recommendations to the Board with respect to any appropriate amendment to the Guidelines; (ii) considering and advising the Board with respect to other corporate governance issues; (iii) periodically reviewing our codes of ethics and conduct for directors, officers, and employees; (iv) leading annual evaluations of Board and Board committee performance; (v) assessing periodically our Board’s needs in terms of skills and qualifications and recommending to our Board candidates for nomination and election to our Board; (vi) reviewing Board candidates recommended by our stockholders; (vii) recommending to our Board assignments to committees; and (viii) reviewing and evaluating the Company’s programs, policies, and practices relating to social and environmental issues.
Our Board has determined that each Corporate Governance and Nominating Committee member is independent under NYSE listing standards and the independence standards set forth in the Guidelines. The Corporate Governance and Nominating Committee held four meetings during 2025.
The Corporate Governance and Nominating Committee has a policy with regard to the consideration of director candidates recommended by stockholders. For information regarding this policy, refer to “Stockholder Communications - Stockholder Director Recommendations” below.

Director Independence
Under our Guidelines, our Board must consist of a substantial majority of directors who qualify as independent directors under the listing standards of the NYSE. To be considered independent:
•our Board must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company); and
•a director must not have a disqualifying relationship, as set forth in the NYSE listing standards.
To assist the Board in determining whether a director is independent, our Board has established director independence standards, which are part of our Guidelines available at investors.autonation.com. Under our director independence standards, none of our non-employee directors has a material relationship with the Company that impairs his or her independence, and our Board has affirmatively determined that each person who served as one of our directors since the beginning of the last fiscal year, other than Mr. Manley, was “independent” under our director independence standards and the listing standards of the NYSE.
In addition to our independence standards, the directors who serve on our Audit Committee each satisfy standards established by the SEC providing that to qualify as “independent” for the purposes of membership on that committee, members of audit committees may not:
•accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries other than their director compensation, or
•be an affiliated person of the Company or any of its subsidiaries.
In accordance with the listing standards of the NYSE, in affirmatively determining the independence of each director who serves on our Compensation Committee, our Board also considered all factors specifically relevant to determining whether each such director has a relationship to the Company which is material to his or her ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:
•the source of compensation of each such director, including any consulting, advisory, or other compensatory fee paid by the Company to him or her, and
•whether he or she is affiliated with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.
Director Selection Process
The Corporate Governance and Nominating Committee is responsible for identifying, evaluating, and recommending candidates to the Board for nomination and election to the Board. The Committee is also responsible for assessing the appropriate balance of skills and characteristics required of our Board members. The Committee considers candidates suggested by its members and other Board members, as well as management and stockholders.
In accordance with the Guidelines, candidates, including candidates recommended by stockholders, are selected on the basis of, among other things, broad experience, financial expertise, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, the candidate’s ownership interest in the Company, and willingness and ability to devote adequate time to Board duties, all in the context of assessing the needs of our Board at that point in time and with the objective of ensuring a broad range in the background, experience, and viewpoints of our Board members. The Guidelines provide that the number of directors should permit a variety of experience without hindering effective discussion, diminishing individual accountability, or exceeding a number that can function efficiently as a body.
The Board periodically reviews the size of the Board to determine the size that will be most effective for the Company. In addition, the Board completes an annual self-evaluation, which includes a self-assessment questionnaire for each Board member. The self-assessment questionnaire addresses topics such as the structure of the Board, the skills and backgrounds of the current directors, the size of the Board, and the Board’s committee structure. Each of the Audit,

Compensation, and Corporate Governance and Nominating committees also completes an annual self-evaluation, which includes a self-assessment questionnaire tailored specifically for each committee.
Candidates recommended by our stockholders are considered on the same basis as if such candidates were recommended by one of our Board members or other persons. See “Stockholder Communications - Stockholder Director Recommendations” below.
Certain Relationships and Related Party Transactions
Our Board has adopted a written policy which requires that transactions with related parties must be entered into in good faith on fair and reasonable terms that are no less favorable to us than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party. Our Board, by a vote of the disinterested directors, must approve all related party transactions valued over $500,000, while our Audit Committee must approve related party transactions valued between $100,000 and $500,000 and review with management all other related party transactions. Under SEC rules, a related party is defined as any director, executive officer, nominee for director, or greater than 5% stockholder of the Company, and their immediate family members. Since the beginning of 2025, the Company has not participated in any related party transaction in which any related party had or will have a direct or indirect material interest.
Board Compensation
Our non-employee director compensation program is designed to ensure alignment with long-term stockholder interests, to ensure we can attract and retain outstanding directors who meet the criteria outlined under “Director Selection Process” above, and to recognize the time commitments necessary to oversee the Company.
For 2025, our non-employee director compensation program remained unchanged from the program in 2024 and consisted of the following elements:
•annual Board retainer of $50,000 for each non-employee director;
•annual retainer of $200,000 for the independent Chairman;
•annual committee retainers of $25,000 for the Chair of the Audit Committee and $15,000 for the Chair of each of the Compensation and Corporate Governance and Nominating Committees;
•annual award of restricted stock units based on a fixed dollar value of $250,000 as described further below; and
•expense reimbursement in connection with Board and committee meeting attendance.
On January 2, 2025, each of our non-employee directors received a grant of 1,497 (calculated by dividing $250,000 by the closing price of our common stock on the grant date and rounding down to the nearest whole number) vested restricted stock units (“RSUs”) under the AutoNation, Inc. 2024 Non-Employee Director Equity Plan (the “2024 Director Plan”), which was approved by our stockholders at our 2024 Annual Meeting of Stockholders. The RSUs will settle in shares of the Company’s common stock on the first trading day of February in the third year following the date of grant, except to the extent a recipient elected to defer settlement of the RSUs beyond such date in accordance with the terms of the award and the 2024 Director Plan. Settlement of the RSUs will be accelerated in certain circumstances as provided in the terms of the award and the 2024 Director Plan, including in the event the recipient ceases to serve as a non-employee director of the Company. If the Company pays a dividend with respect to its common stock, each RSU award will be credited with a number of additional RSUs equal to (i) the aggregate amount or value of the dividends paid with respect to the number of shares subject to the award on the dividend record date divided by (ii) the fair market value per share on the payment date for such dividend. Any such additional RSUs will be subject to the same terms and conditions that apply to the award, including vesting conditions and settlement terms, and the shares subject to such additional RSUs will be distributed only upon the settlement of the underlying shares with respect to which the dividend equivalents were granted.
Our non-employee directors are eligible to defer all or a portion of their annual and committee retainers under the AutoNation, Inc. Deferred Compensation Plan (the “DCP”). We do not provide matching contributions to non-employee directors that participate in the DCP.

Director Compensation
The following table sets forth the compensation earned during 2025 by each non-employee director who served in 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Rick L. Burdick	250,000	249,909	499,909
Claire Bennett	50,000	249,909	299,909
David B. Edelson	75,000	249,909	324,909
Robert R. Grusky	50,000	249,909	299,909
Norman K. Jenkins	50,000	249,909	299,909
Lisa Lutoff-Perlo	50,000	249,909	299,909
G. Mike Mikan	65,000	249,909	314,909
Jacqueline A. Travisano	65,000	249,909	314,909
(1)    The amounts reported in this column reflect the grant date fair value of awards computed in accordance with FASB ASC Topic 718. On January 2, 2025, each person then serving as one of our non-employee directors received a grant of 1,497 vested RSUs under the 2024 Director Plan. The grant date fair value of each RSU granted on January 2, 2025 was $166.94, the closing price per share of our common stock on such date.
Outstanding Equity Awards
The following table sets forth information regarding the number of RSUs held, as of December 31, 2025, by each non-employee director who served in 2025. We have not granted stock options to our directors since 2013.

Name	Aggregate Number of RSUs Held as of 12/31/2025
Rick L. Burdick	21,224
Claire Bennett	1,497
David B. Edelson	8,956
Robert R. Grusky	6,583
Norman K. Jenkins	7,679
Lisa Lutoff-Perlo	5,487
G. Mike Mikan	5,487
Jacqueline A. Travisano	5,487

Director Stock Ownership Guidelines
Under our director stock ownership guidelines, each of our non-employee directors is expected to hold shares of the Company’s common stock having a fair market value of not less than $1,000,000 within five years after his or her initial appointment to the Board, or within three years of April 24, 2024 for each non-employee Director serving on the Board as of such date. The following table sets forth information regarding the number of shares (including vested RSUs) held as of March 9, 2026 by our non-employee directors. Each of our non-employee directors has satisfied the stock ownership guidelines or has time remaining to do so under the guidelines.

Name	Number of Shares Held	Fair Market Value(1)
Rick L. Burdick	66,503	$12,873,651
Claire Bennett	2,707	$524,021
David B. Edelson	51,500	$9,969,370
Robert R. Grusky	47,302	$9,156,721
Norman K. Jenkins	12,560	$2,431,365
Lisa Lutoff-Perlo	8,889	$1,720,733
G. Mike Mikan	36,429	$7,051,926
Jacqueline A. Travisano	8,889	$1,720,733
(1)     The fair market value of the shares is based on the closing price of our common stock on March 9, 2026 ($193.58).

Stockholder Communications
Communications with the Company and the Board
Stockholders and interested parties may communicate with the Company through its Investor Relations Department by writing to Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, Florida 33301. Stockholders and interested parties interested in communicating with our Board, any Board committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to Board of Directors c/o Corporate Secretary, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, Florida 33301. Additional information is available on our corporate website at investors.autonation.com.
Stockholder Director Recommendations
The Corporate Governance and Nominating Committee has established a policy pursuant to which it considers director candidates recommended by our stockholders. All director candidates recommended by our stockholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other persons. To recommend a director candidate for consideration by our Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing to our Corporate Secretary not later than 120 calendar days prior to the anniversary date of our proxy statement distributed to our stockholders in connection with our previous year’s annual meeting of stockholders, and the recommendation must provide the following information: (i) the name of the stockholder making the recommendation; (ii) the name of the candidate; (iii) the candidate’s resume or a listing of his or her qualifications to be a director; (iv) the proposed candidate’s written consent to being named as a nominee and to serving as one of our directors if elected; and (v) a description of all relationships, arrangements, or understandings, if any, between the proposed candidate and the recommending stockholder and between the proposed candidate and us so that the candidate’s independence may be assessed. The stockholder or the director candidate also must provide any additional information requested by our Corporate Governance and Nominating Committee to assist the Committee in appropriately evaluating the candidate.
Stockholder Proposals and Nominations for the 2027 Annual Meeting
Proposals for Inclusion in our Proxy Materials
Under SEC rules, if a stockholder wishes to submit a proposal for inclusion in our Proxy Statement for the 2027 Annual Meeting of Stockholders, the proposal must be received by our Corporate Secretary not later than November 17, 2026. All proposals must comply with Rule 14a-8 under the Exchange Act.
Nominations for Inclusion in our Proxy Materials (Proxy Access)
Under our proxy access by-law, a stockholder (or a group of up to 20 stockholders) owning three percent or more of our common stock continuously for at least three years may nominate and include in our proxy statement candidates for up to 20% of our Board (rounded down, but not less than two). Nominations must comply with the requirements and conditions of our proxy access by-law, including delivering proper notice to us not earlier than October 18, 2026 nor later than November 17, 2026. Detailed information for submitting proxy access nominations will be provided upon written request to the Corporate Secretary of AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, Florida 33301.
Other Proposals and Nominations
Any stockholder who wishes to make a nomination or introduce an item of business, other than as described above, must comply with the procedures set forth in our by-laws, including delivering proper notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting, which means not earlier than December 29, 2026 nor later than January 28, 2027.
A person who intends to solicit proxies in support of director nominees other than the Company’s nominees must satisfy the requirements under our by-laws, including by providing the notice to the Company that sets forth the information required by Rule 14a-19(b) under the Exchange Act.
Detailed information for submitting stockholder proposals or nominations, other than for inclusion in our proxy statement, will be provided upon written request to the Corporate Secretary of AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, Florida 33301.

STOCK OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information as of March 9, 2026 regarding beneficial owners of more than five percent of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
William H. Gates III One Microsoft Way, Redmond, WA 98052	7,062,629	(2)	20.6%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	3,585,551	(3)	10.4%
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	2,294,076	(4)	6.7%
(1)    Based on 34,325,487 shares outstanding at March 9, 2026.
(2)    Based on a Schedule 13D filed with the SEC on February 10, 2026, all shares held by Cascade Investment, L.L.C. (“Cascade”) may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade. Cascade and Mr. Gates have sole voting and dispositive power with respect to 7,062,629 shares. The address of Cascade is 2365 Carillon Point, Kirkland, WA 98033.
(3)    Based on a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has sole voting power with respect to zero shares, shared voting power with respect to 10,460 shares, sole dispositive power with respect to 3,545,332 shares, and shared dispositive power with respect to 40,219 shares.
(4)    Based on a Schedule 13G/A filed with the SEC on April 17, 2025, BlackRock, Inc. has sole voting power with respect to 2,191,326 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 2,294,076 shares, and shared dispositive power with respect to zero shares.

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth certain information as of March 9, 2026 regarding the amount of our common stock beneficially owned by (1) each of our directors, (2) each of our 2025 named executive officers, and (3) our directors and executive officers as a group. Beneficial ownership includes vested restricted stock units held by our non-employee directors. Unless otherwise indicated and subject to applicable community property laws, each person listed in the table has sole voting and investment power with respect to the securities listed.

Name of Beneficial Owner	Number of Shares of Common Stock Owned		Number of Shares Acquirable Within 60 days		Shares of Common Stock Beneficially Owned
					Number	Percent(1)
Rick L. Burdick	44,069	(2)	22,434	(3)	66,503	*
Claire Bennett	—		2,707	(3)	2,707	*
David B. Edelson	41,334	(4)	10,166	(3)	51,500	*
Robert R. Grusky	41,840		5,462	(3)	47,302	*
Norman K. Jenkins	3,671		8,889	(3)	12,560	*
Lisa Lutoff-Perlo	4,523		4,366	(3)	8,889	*
G. Mike Mikan	29,732	(5)	6,697	(3)	36,429	*
Jacqueline A. Travisano	4,523		4,366	(3)	8,889	*
Michael Manley	151,586		—		151,586	*
Thomas A. Szlosek	16,500		—		16,500	*
Jeff Parent	4,161		—		4,161	*
Gianluca Camplone	33,340		—		33,340	*
C. Coleman Edmunds	30,521		—		30,521	*
All current directors and executive officers as a group (13 persons)	405,800		65,087		470,887	1.4%
*    Less than 1%.
(1)    Based on 34,325,487 shares outstanding at March 9, 2026.
(2)    Represents shares held by a limited partnership controlled by the reporting person and his spouse.
(3)    Represents vested restricted stock units.
(4)    Held in an account that serves as collateral for a line of credit.
(5)    Includes 14,259 shares held by a trust for the benefit of Mr. Mikan’s family, of which Mr. Mikan is the trustee.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The following statement made by our Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.
The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Compensation Committee:

G. Mike Mikan, Chair
Norman K. Jenkins
Lisa Lutoff-Perlo

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee (referred to as the “Committee” in this section) of the Board has made under those programs with respect to the “named executive officers” listed below, and the factors considered in making those decisions.
Named Executive Officers. Our named executive officers for 2025 are as follows:

Michael Manley	Chief Executive Officer and Director
Thomas A. Szlosek	Executive Vice President and Chief Financial Officer
Jeff Parent	Chief Operating Officer
Gianluca Camplone	Chief Operating Officer, AutoNation Parts, and Executive Vice President, Business Development
C. Coleman Edmunds	Executive Vice President, General Counsel and Corporate Secretary
2025 Financial Highlights
Our adjusted operating income, adjusted net income, and adjusted earnings per share each increased in 2025 as compared to 2024, as shown in the table below. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2025, for additional information regarding our financial results and see Annex A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP. The table below also sets forth our total stockholder return from January 1, 2025 through December 31, 2025.

FY 2025 versus FY 2024			2025 Total Stockholder Return
Adjusted Operating Income	Adjusted Net Income	Adjusted EPS
↑3%	↑8%	↑16%	↑22%
Compensation Philosophy and Objectives
Our executive compensation programs are administered by the Committee. The Committee’s fundamental philosophy is to closely link executive compensation with the achievement of performance goals tied to key metrics and to create an owner-oriented culture through our executive compensation programs. The objectives of our executive compensation program are to ensure that we are able to attract and retain highly skilled executives and to provide a compensation program that incentivizes management to optimize business performance, deploy capital productively, and increase long-term stockholder value.
The Committee believes that total compensation for each of our executive officers should be fair for the services rendered and competitive with market practice. In addition, the Committee designs our executive compensation program to be transparent and easily understood and administered, which is why the key components of executive compensation are limited to a base salary, an annual cash incentive award based on the achievement of a predetermined performance goal, and long-term incentive awards in the form of time-based and performance-based equity awards. The Committee strives to ensure executive compensation aligns management with the Company’s annual and long-term plans, business strategy, and stockholder interests.
Setting Compensation Levels of Executive Officers
The Committee reviews executive compensation at its meetings throughout the year and sets executive compensation based primarily on our financial and operating performance and on executive management’s performance in executing the Company’s business strategy, optimizing the Company’s business performance and productivity of its business operations, deploying capital productively, and increasing long-term stockholder value. The Committee also considers the scope of each executive’s experience, duties and responsibilities, individual performance, and total compensation, as well as compensation data derived from our peer group and other market sources. Our Chief Executive Officer reviews the performance of other named executive officers and makes recommendations, if any, to the

Committee with respect to compensation adjustments for such officers. However, the Committee determines in its sole discretion whether to make any adjustments to the compensation paid to such executive officers.
For 2025, as in prior years, a significant portion of the total compensation for each named executive officer was allocated to compensation in the form of an annual performance-based cash incentive award and performance-based equity awards in order to provide appropriate incentives to enhance long-term stockholder value.
The Role of the Compensation Consultant. Since 2019, the Committee has engaged a compensation consultant, Meridian Compensation Partners, LLC, an independent compensation consulting firm, to provide research and analysis and to make recommendations as to the form and level of executive compensation. The Committee sought input from Meridian on executive compensation matters for 2025, including the design and competitive positioning of our executive compensation program, our peer group, appropriate compensation levels, and evolving compensation trends. See “Board of Directors and Corporate Governance - Board Committees - Compensation Committee” above for more information regarding the Committee’s engagement of Meridian.
The Role of Peer Companies and Benchmarking. As part of its review of executive compensation for 2025, the Committee reviewed the executive compensation arrangements at peer group companies. Our peer group included comparable companies from specialty retail and related industries, which were selected based on specific financial measures, including, but not limited to, revenue, total assets, headcount, market capitalization, net income, and profit margins. For purposes of 2025 executive compensation decisions, there were no changes to our peer group compared to 2024. For 2025, our peer group consisted of the following companies:

AutoZone, Inc.	The Gap, Inc.	Nordstrom, Inc.
Best Buy Co., Inc.	Genuine Parts Company	O'Reilly Automotive, Inc.
CarMax, Inc.	Kohl’s Corporation	Penske Automotive Group, Inc.
Dollar General Corporation	Lithia Motors, Inc.	Ross Stores, Inc.
Dollar Tree, Inc.	Macy’s Inc.	The TJX Companies, Inc.
The Committee reviewed executive compensation benchmark data in order to evaluate and confirm whether our executive compensation was within a reasonably competitive range and to set executive compensation for 2025. The Committee, however, did not set executive compensation at a specific target percentile within the peer group.
The Committee focuses on providing compensation that is fair for the services rendered and reflects an executive’s experience, skill set, performance, and scope of responsibilities, setting incentive opportunities that closely link executive compensation with the achievement of Company performance goals, and creating an owner-oriented culture, where the interests of our executive officers are aligned with the long-term interests of our stockholders.
2025 Executive Compensation Elements
The key elements of our executive compensation program for the year ended December 31, 2025 were:
•base salary;
•an annual performance-based cash incentive award; and
•long-term incentive compensation in the form of time-based and performance-based restricted stock units (“RSUs”).
Executive officers are also entitled to limited perquisites and other benefits as outlined below under “Perquisites and Other Benefits.” The following is a summary of the considerations underlying each element of compensation paid to our named executive officers for 2025.
Base Salary
We provide our named executive officers and other officers with a base salary to compensate them for services rendered during the fiscal year. The Committee reviews and, as appropriate, adjusts the base salaries for our named executive officers. The factors that the Committee considers in setting salaries include an executive’s experience, the scope of job responsibilities, individual contributions to our success, company-wide performance, and competitive market compensation. Based on a review of such factors, the Committee approved a base salary increase for each of our named executive officers for 2025 as shown in the table below.

Named Executive Officer	2025 Base Salary(1)	2024 Base Salary	Increase (%)
Michael Manley	$1,450,000	$1,300,000	11.5%
Thomas A. Szlosek	$858,000	$825,000	4.0%
Jeff Parent	$825,000	$800,000	3.1%
Gianluca Camplone	$808,550	$785,000	3.0%
C. Coleman Edmunds	$722,839	$688,418	5.0%
(1)    Effective as of March 1, 2025.
Prior to the increases in 2025, the Committee had not approved any base salary increases for any of our named executive officers since 2022. In addition, Mr. Manley had not received a base salary increase since he was appointed as our Chief Executive Officer in November 2021.
Annual Incentive Awards
A core component of our executive compensation program is the annual performance-based cash incentive program in which our named executive officers participate. The program is designed to incentivize our senior management team to continually improve our operating performance and to use capital to maximize returns.
In February 2025, the Committee established a performance goal for the 2025 annual incentive program under the AutoNation, Inc. 2017 Employee Equity and Incentive Plan (the “2017 Plan”) based upon a specified level of adjusted operating income per basic share, taking into consideration our 2024 financial results, anticipated industry dynamics for 2025, planned capital investments, our macroeconomic outlook, payout opportunities, and pay-for-performance alignment. Each of our named executive officers participated in the annual incentive program for 2025.
For 2025, the adjusted operating income per basic share target was set higher than the target for 2024. The following table sets forth the 2025 threshold, target, and maximum payout levels established under the annual incentive program for each of our named executive officers based on the adjusted operating income per basic share performance metric:

Performance		Payout
Threshold	$22.53	50%
Target	$28.17	100%
Maximum	$44.79	200%
In calculating the level of our performance under our annual performance-based cash incentive program, certain adjustments are made to operating income per basic share to ensure that operating performance is fairly measured to incentivize management appropriately. For example, floorplan interest expense is charged against operating income to ensure management manages this expense. On a GAAP basis, floorplan interest expense is not included in operating income. Operating income per basic share is also adjusted for acquisitions and to reflect a capital charge for the repurchase of shares of our common stock. The capital charge is designed to encourage more productive uses of capital and to discourage less productive uses of capital. The Committee also has the authority to make, and from time to time makes, appropriate equitable adjustments to reflect the impact of unusual or infrequently occurring items.
One hundred percent of the target incentive award for each participant is based upon achievement of the predetermined performance goal. The annual incentive awards are payable on a sliding scale based on the Company’s actual achievement relative to the predetermined goal, with the possibility that awards earned may exceed or be less than the targeted payout level. The Committee has absolute “negative discretion” to eliminate or reduce the amount of any award under the program.

The following table sets forth the 2025 threshold, target, and maximum annual incentive awards, expressed as a percentage of salary, established by the Committee for each of our named executive officers in 2025. Target bonus opportunities were set based on the Committee’s objective of aligning a significant portion of executive compensation with the achievement of objective annual performance goals and a consideration of peer group and market data. The threshold, target, and maximum annual incentive award for each named executive officer, other than Jeff Parent, remained the same for 2025 as compared to 2024. The Committee increased the threshold, target, and maximum annual incentive award for Mr. Parent because he was below the market median for his position.

Participant	Threshold	Target	Maximum
Michael Manley	100%	200%	400%
Thomas A. Szlosek	50%	100%	200%
Jeff Parent	50%	100%	200%
Gianluca Camplone	45%	90%	180%
C. Coleman Edmunds	38%	75%	150%
Our actual results for 2025 were above the performance target set by the Committee. Our outperformance relative to target was driven principally by higher than expected new vehicle gross profit per vehicle retailed and parts and service margins, together with effective cost control measures and capital allocation. Based on our financial performance against the performance target, incentive awards under the 2017 Plan were paid at 163% of the targeted levels.
The following table sets forth our performance under the 2017 Plan for 2025.

2025 Performance Metric	Target	Attainment	Payout Relative to Individual Target
Adjusted Operating Income Per Basic Share	$28.17	$34.58	163%
Actual payouts to our named executive officers are shown in our “Summary Compensation Table” under “Compensation Tables” below.
Long-Term Incentive Awards
The Committee grants stock-based awards to our named executive officers in order to provide long-term incentives, which align the long-term interests of management with the long-term interests of our stockholders, and to promote the retention of executive talent. The Committee believes that stock-based awards motivate our named executive officers to focus on optimizing our long-term business performance and stockholder value and creating an owner-oriented culture.
Stock-based awards are approved on an annual basis in amounts determined by the Committee, while carefully considering the cost to us and our stockholders, including common stock dilution. The sum of all stock-based awards granted to AutoNation employees in 2025 represented potential share issuances equal to approximately 1.5% of our outstanding common stock, based on the number of shares outstanding at the beginning of 2025.
Equity awards are expected to be approved for current employees, including our named executive officers, at the Compensation Committee meeting held in January or February each year, with a grant date generally on the first day of March. Equity awards for new hires or promoted employees are typically approved at regularly scheduled Compensation Committee meetings. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. We have not granted stock options to our named executive officers since 2016, and we have no current plans to grant stock options.

Annual Awards
In February 2025, the Committee, advised by Meridian and based on a review of peer group and other market data, approved the 2025 long-term incentive plan under the 2017 Plan, which included RSU awards (the “2025 RSU Awards”) for each of our named executive officers. The Committee generally sets the target award levels for long-term incentive awards that may be earned by each executive, taking into account the executive’s position, experience, and job duties. While the Committee considers peer group and other market data, the Committee does not target a specific percentile within the peer group or the market data. The Committee also considers an executive’s individual skills, experience, both in general and in the role, and future potential in establishing the target value of each executive’s award. For 2025, the Committee, advised by Meridian and based on a review of peer group and other competitive market data, our financial performance, and their individual performance, increased the target long-term incentive award for each of Mr. Manley and Mr. Parent for 2025. The Committee determined that the long-term incentive award targets for our other named executive officers would remain the same for 2025 as compared to 2024.
The following table sets forth the target grant date value for the 2025 RSU Awards that the Committee approved in 2025 for each of our named executive officers.

Participant	2025 RSU Award Target Value(1)
Michael Manley	$11,150,000
Thomas A. Szlosek	$2,500,000
Jeff Parent	$1,600,000
Gianluca Camplone	$2,000,000
C. Coleman Edmunds	$1,400,000
(1)    The total number of RSUs awarded to each named executive officer is calculated by dividing such officer’s target grant date value by the closing price of our common stock on the grant date and rounding down to the nearest whole number.
The 2025 RSU Awards for each of our named executive officers listed in the table above were made on March 1, 2025, in the form of three different grants of RSUs. The first grant was a time-based award, representing approximately 40% of the total number of RSUs they received in March 2025, and was made subject to a three-year installment vesting schedule, pursuant to which one-third of the grant will vest on the first three anniversaries of the grant date. The second and third grants (collectively, the “2025-2027 PBRSUs”), each representing approximately 30% of the total number of RSUs granted to each of our executive officers in March 2025, were made subject to a three-year performance period (fiscal years 2025-2027) based on (a) our total shareholder return relative to a peer group approved by the Committee (“Relative TSR”) for the second grant and (b) a measure of return on invested capital (“ROIC”) for the third grant.
The 2025-2027 PBRSUs will cliff vest following the three-year performance period, with zero to 200% of the target number of shares vesting depending on the Company’s performance relative to the applicable performance metric (threshold performance would result in a payout equal to 40% of the target number of shares). The performance grids for Relative TSR and ROIC were established by the Committee in February 2025 after consultation with Meridian and a review of the strategic plan for fiscal years 2025-2027. The target levels for the 2025-2027 PBRSUs were set at levels viewed as challenging but attainable, while the maximum goals were considered to be much more demanding.
The Committee chose Relative TSR as a performance measure because the Committee believes it is an objective and meaningful metric to evaluate our performance against the performance of comparable companies and aligns the interests of our named executive officers with the interests of our stockholders in creating long-term value. The ROIC measure is intended to hold our executive officers accountable for maximizing income returns relative to capital invested. The Committee believes that these performance measures appropriately incentivize our executives to strive for continuously improving performance and provide variable compensation based on performance achieved against pre-established goals.

The following table sets forth the performance grid established for the 2025-2027 Relative TSR PBRSUs.

Relative TSR(1)		Payout Percentage(2)
Threshold	25th Percentile	40%
Target	50th Percentile	100%
Maximum	75th Percentile or higher	200%
(1)    TSR is the percentage change in value of a shareholder’s investment in the applicable entity’s common stock from the beginning to the end of the performance period, assuming reinvestment of dividends and any other shareholder payouts during the performance period. The stock price at the beginning of the performance period will be the average closing stock price over the trading days in the month immediately preceding the start of the performance period, and the stock price at the end of the performance period will be the average closing stock price over the trading days in the last month of the performance period.
(2)    A linear interpolation is applied to the Relative TSR performance grid for performance between threshold and target and between target and maximum.
The following table sets forth the performance grid established for the 2025-2027 ROIC PBRSUs.

ROIC(1)	Payout Percentage(2)
Less than 8.25%	0%
8.25%	40%
10.25%	80%
12.50%	100%
14.75%	150%
18.25% or higher	200%
(1)    The ROIC metric is defined as (x) gross profit, less selling, general, and administrative expenses, less floorplan interest expense, less depreciation and amortization, and less income taxes divided by (y) our Adjusted Average Invested Capital, subject to certain adjustments approved by the Committee to reflect the impact of unusual or infrequently occurring items in accordance with the terms of the 2017 Plan. Adjusted Average Invested Capital is defined as the average balance for each quarter-end during the three-year performance period of non-vehicle long-term debt, plus current maturities of non-vehicle long-term debt, plus commercial paper, plus total shareholders’ equity, less cash and cash equivalents.
(2)    A linear interpolation is applied to the ROIC performance grid for performance above one performance level and below another.
One-Time Special Award
On March 1, 2025, the Committee awarded Mr. Manley a special, one-time performance-based restricted stock unit award subject to a five-year performance period (January 1, 2025 through December 31, 2029), based on both the achievement of aggressive stock price performance targets and continued service requirements (the “One-Time PSU Award”). The One-Time PSU Award provides the opportunity to earn up to 134,365 shares, which shares will vest, if at all, based on stock price performance goals during a five-year performance period. If at any time during the five-year performance period, our 30-business day average closing price equals or exceeds any one of the five identified stock price appreciation goals shown below, the performance condition at that level will have been deemed as achieved, and the highest level achieved will become the payout level used at the end of the performance period. The One-Time PSU Award would be forfeited in its entirety if Mr. Manley retires or otherwise voluntarily resigns without “good reason” during the performance period, even if any of the performance conditions have been met. This risk mitigation factor ensures that the incentive functions as intended to retain the benefit of Mr. Manley’s leadership for the five-year performance period.

The following table sets forth the performance payout matrix for the One-Time PSU Award.

Annualized Rate of Stock Price Appreciation Over Five-Year Performance Period	Payout Percentage
Less than 11%	0%
11% ($313.51) to 11.99%	20%
12% ($327.88) to 12.99%	40%
13% ($342.79) to 13.99%	60%
14% ($358.22) to 14.99%	80%
15% ($374.21) or higher	100%
With this design, the One-Time PSU Award only vests at ambitious targets where our stockholders have already accrued significant market value after the date of grant. The payouts are designed to reward significant outperformance of the market. Achievement of the maximum payout would represent an annualized rate of return of at least 15% for our stockholders during the five-year performance period.
The Committee, in consultation with Meridian, approved the One-Time PSU Award to incentivize the achievement of our long-term growth strategy and to drive substantial return to our stockholders by (i) aligning Mr. Manley’s interests with those of our stockholders by including a material portion of his compensation opportunity in the form of performance-based compensation tied to our stock price and (ii) providing a significant incentive for Mr. Manley to continue to lead AutoNation while executing on our long-term business plan and critical growth initiatives. The Committee carefully considered the extremely competitive market for chief executive officers with Mr. Manley’s unique skill set, experience in the industry, and track record in designing the One Time PSU Award. In addition, the Committee considered our stock price’s outperformance relative to the S&P 500 since Mr. Manley became our CEO.
The Board believes that Mr. Manley’s leadership is a key factor for our ongoing success and growth potential, and thus, a long-term equity incentive award that motivates Mr. Manley to continue to drive our success, outperform the market, and realize absolute stockholder return is in the best interests of our stockholders.
Settlement of 2023-2025 PBRSUs
In the first quarter of 2026, the Committee certified the Company’s performance relative to the performance goals established for the 2023-2025 PBRSUs awarded to Messrs. Manley, Camplone, and Edmunds in 2023. None of our other named executive officers received an award of 2023-2025 PBRSUs.
The following table sets forth the performance grid established for the 2023-2025 Relative TSR PBRSUs.

Relative TSR(1)		Payout Percentage(2)
Threshold	25th Percentile	40%
Target	50th Percentile	100%
Maximum	75th Percentile or higher	200%
(1)    TSR is the percentage change in value of a shareholder’s investment in the applicable entity’s common stock from the beginning to the end of the performance period, assuming reinvestment of dividends and any other shareholder payouts during the performance period. The stock price at the beginning of the performance period will be the average closing stock price over the trading days in the month immediately preceding the start of the performance period, and the stock price at the end of the performance period will be the average closing stock price over the trading days in the last month of the performance period.
(2)    A linear interpolation was applied to the Relative TSR performance grid for performance between threshold and target and between target and maximum.

The following table sets forth the performance grid established for the 2023-2025 ROIC PBRSUs.

ROIC(1)	Payout Percentage(2)
Less than 8.25%	0%
8.25%	40%
10.25%	80%
11.50%	100%
13.75%	150%
17.25% or higher	200%
(1)    The ROIC metric was defined as (x) gross profit, less selling, general, and administrative expenses, less floorplan interest expense, less depreciation and amortization, and less income taxes divided by (y) our Adjusted Average Invested Capital, subject to certain adjustments approved by the Committee to reflect the impact of unusual or infrequently occurring items in accordance with the terms of the 2017 Plan. Adjusted Average Invested Capital is defined as the average balance for each quarter-end during the three-year performance period of non-vehicle long-term debt, plus current maturities of non-vehicle long-term debt, plus commercial paper, plus total shareholders’ equity, less cash and cash equivalents.
(2)    A linear interpolation was applied to the ROIC performance grid for performance above one performance level and below another.
The following table sets forth our performance relative to each performance goal established for the 2023-2025 PBRSUs.

2023-2025 RSUs	Actual	Payout
Relative TSR (3-year average)	74th Percentile	194%
ROIC (3-year average)	16.48%	189%
The Relative TSR and ROIC grants represented 50% and 50%, respectively, of the total number of 2023-2025 PBRSUs awarded to Messrs. Manley, Camplone, and Edmunds in 2023. Accordingly, the payout for the 2023-2025 PBRSUs was 192%, on a weighted-average basis, of the target number of shares awarded.
2026 Executive Compensation Decisions
In January 2026, the Board approved the AutoNation, Inc. 2026 Employee Equity and Incentive Plan (the “2026 Plan”), subject to stockholder approval at the Annual Meeting. The 2026 Plan was adopted to advance the interests of the Company by providing eligible individuals of the Company and its affiliates with an opportunity to acquire or increase a proprietary interest in the Company, and to receive performance-based cash and equity incentive compensation, in order to create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and to encourage such eligible individuals to remain with the Company.
If approved by our stockholders, the 2026 Plan will replace the 2017 Plan, which will be discontinued at that time (but the outstanding awards under the 2017 Plan will continue to remain in effect in accordance with their terms). If the 2026 Plan is approved by our stockholders, no additional awards will be granted under the 2017 Plan, and the remaining shares available under the 2017 Plan will no longer be available for issuance. See “Items To Be Voted On - Proposal 4: Approval of the AutoNation, Inc. 2026 Employee Equity and Incentive Plan.”
Perquisites and Other Benefits
Our compensation program for named executive officers also includes limited perquisites, including participation in Company car programs entitling the executives to a demonstrator vehicle and/or a vehicle allowance, executive health benefits, personal use of sporting or entertainment event tickets, and occasional use of secretarial services with respect to personal matters. The Company car programs are part of a competitive compensation package used to attract and retain executive talent in our industry and to familiarize our executive officers with the products that we sell. The Company provides relocation assistance to eligible employees who have changed their place of residence to accept a position with

AutoNation. Such relocation benefits are provided pursuant to a generally applicable relocation assistance policy. We do not provide tax “gross-ups” for perquisites provided to the named executive officers, except in the case of business-related relocation expenses (consistent with our relocation policy provided to employees generally). Therefore, executives (including our named executive officers) pay applicable taxes due on perquisites, except as noted above.
In addition, Mr. Manley’s amended employment agreement provides for limited personal use of corporate aircraft, capped at 70 hours per year. The personal use of corporate aircraft was offered to Mr. Manley beginning in 2023 in consideration of the time demands of Mr. Manley and to allow him to more effectively utilize travel time. In 2025, Mr. Manley flew approximately 70% of the total number of corporate aircraft hours permitted under his employment agreement. Mr. Manley recognizes imputed taxable income and is not provided a tax reimbursement for personal use of corporate aircraft. Following a Board-directed, third-party review of executive security, the Board requested that, commencing in 2025, Mr. Manley refrain from flying on commercial aircraft.
The Committee believes that the perquisites provided to the named executive officers are consistent with market practice and contribute to executive productivity and retention. The value of perquisites is included in “All Other Compensation” in the “Summary Compensation Table” below.
Our named executive officers also participate in other benefits offered by us on the same general terms as other participants in these programs, including participation in the Company’s life and health insurance and qualified and non-qualified retirement programs (including the AutoNation 401(k) Plan and the AutoNation, Inc. Deferred Compensation Plan).
Employment Agreement with CEO
We enter into employment agreements with persons serving as our Chief Executive Officer. The Committee believes that an employment agreement is appropriate to provide certainty regarding terms and conditions of employment and to aid in recruitment and retention.
In connection with his appointment as our Chief Executive Officer, we entered into an employment agreement with Mr. Manley on September 9, 2021. The Committee believes that entering into the employment agreement with Mr. Manley furthered our efforts to attract and recruit him to the Company. See the narrative following the “Summary Compensation Table” below for more information regarding his employment agreement.
Severance and Change in Control Policy and Agreements for Post-Termination Payments
We have a policy governing severance and change in control agreements with the Company’s named executive officers, which is set forth in our Corporate Governance Guidelines. Generally, the policy provides that we will not enter into any severance agreements with senior executives that provide specified benefits in an amount exceeding 299% of the sum of such executive’s base salary plus bonus unless such severance agreement has been submitted to a stockholder vote. Further, unless such severance agreement has been submitted to a stockholder vote, we will not enter into a severance agreement that provides for the payment of specified benefits to an executive triggered by (i) a change in control of our Company that is approved by stockholders but not completed, or (ii) a completed change in control of the Company in which the named executive officer remains employed in a substantially similar capacity by the successor entity. We have not entered into any change in control agreements with any of our named executive officers.
Our employment agreement with Mr. Manley and our letter agreement with Mr. Camplone each provides for payments or benefits at, following, or in connection with, termination under certain circumstances. See the narrative following the “Summary Compensation Table” below for more information regarding the employment agreement with Mr. Manley and the letter agreement entered into with Mr. Camplone. We do not have employment agreements with our other named executive officers.
Under the 2017 Plan, if an outstanding award is continued, assumed, or substituted in connection with a “change in control” (as defined in the 2017 Plan and related agreements), then, in the case of awards subject to performance goals, the performance goals will be deemed to be achieved at the target level of performance, and the awards will remain eligible to vest at the end of the applicable performance period, subject to the participant’s continued employment. Also, if awards remain outstanding in connection with a change in control, the 2017 Plan only provides for “double trigger” vesting. Specifically, if within 24 months following such change in control, a participant’s employment or service is terminated without cause or the participant resigns with good reason (as defined in the 2017 Plan and related agreements), all restrictions on such participant’s RSUs will immediately lapse and such awards will be settled as soon as reasonably practicable. These provisions are designed to promote stability and continuity of senior management, allowing participants to focus on the best interests of stockholders by alleviating concerns about possible detrimental impacts on their employment and compensation in the context of a potential change in control.
We maintain the AutoNation, Inc. Executive Severance Plan (the “Severance Plan”) to help retain key employees and maintain a stable work environment by providing severance benefits to covered employees in the event of certain terminations of employment. Under the Severance Plan, in the event a covered employee is terminated without cause, or a covered employee terminates his or her employment for good reason, as long as such person (a) is not in material breach of any restrictive covenant agreement with the Company, (b) does not breach any such restrictive covenant agreement as if it had been in effect through the 18-month period following the applicable termination date, and (c) signs a waiver and release of claims, then such person will be entitled to receive:
•in equal installments over 18 months, 1.5 times the sum of such person’s annual base salary and target annual bonus,
•at the same time bonuses are paid to active employees generally, an amount equal to such person’s annual bonus as determined by the Committee based on actual performance, prorated for the number of days the person was employed during the calendar year, and
•a payment equal to the cost of health insurance coverage under COBRA, grossed up for taxes, based on such person’s then-current elections for an 18-month period.
Each named executive officer, other than Messrs. Manley and Camplone, was covered by the Severance Plan as of December 31, 2025.
Robust Policy Regarding Recoupment of Certain Incentive Compensation
In October 2023, the Board adopted the AutoNation, Inc. Amended and Restated Policy Regarding Recoupment of Certain Incentive Compensation (the “Recoupment Policy”) in accordance with SEC rules and NYSE listing standards, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received by our current and former Section 16 officers on or after October 2, 2023, if AutoNation has a qualifying financial restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made, subject to limited exceptions.
In addition, the Recoupment Policy retains our pre-existing recoupment policy which first became effective in February 2015, and which covers cash bonuses based on achievement of financial performance metrics and any equity-based compensation (e.g., restricted stock, time-based RSUs, PBRSUs, or options). Each of our named executive officers is subject to the Recoupment Policy.
Consideration of the Company’s Stockholder Vote on Executive Compensation
The Committee considers the results of each advisory vote on the compensation of our named executive officers. At our 2025 Annual Meetings of Stockholders, approximately 98% of the votes cast on the advisory vote to approve named executive officer compensation were in favor of our executive compensation program, demonstrating strong stockholder support for the design and rigor of our executive compensation program and the compensation paid to our named executive officers for 2024. The Committee considered this strong result and did not make any changes to the overall structure of our annual executive compensation program.
Tax Policies
In evaluating the Company’s executive compensation program, the Compensation Committee considers tax and accounting treatment, balancing the effects on the individual and the Company. The Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor, in establishing the cash and equity compensation programs for the executive officers. Section 162(m) of the Code generally limits to $1.0 million the amount of remuneration that the Company may deduct in any calendar year for certain executive officers. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if a portion of that compensation may not be deductible by reason of the Section 162(m) limitation. Accordingly, the Compensation Committee will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.
Prohibition on Hedging and Short Sales
We prohibit our directors and our employees from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. In addition, we prohibit our directors and employees from engaging in short sales of our securities.
Executive Stock Ownership Guidelines
In order to further align the long-term interests of management with the interests of our stockholders and to ensure an owner-oriented culture, the Board has established stock ownership guidelines for members of our senior management team. These guidelines provide that the Board expects that each member of our senior management team will hold shares of our common stock having a fair market value of not less than two times his or her annual base salary. These guidelines further provide that a covered officer is expected to retain 50% of any shares of our common stock, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable), he or she receives upon the vesting or settlement of any equity awards or the exercise of any employee stock options, until the applicable threshold under the guidelines is met. In addition, the guidelines provide that each covered officer is expected to satisfy the guidelines by the date that is five years after he or she became a covered officer.
Pursuant to the terms of Mr. Manley’s employment agreement, he is required to acquire within three years of his employment commencement date, shares of our common stock with a fair market value equal to five times his annual base salary, provided that any and all RSUs held by him shall be counted as owned by him, once performance-based conditions, if any, have been satisfied. The terms and conditions of his employment agreement control and supersede the stock ownership guidelines described above.
The following table sets forth information regarding the number and dollar value of shares held by each of our named executive officers still serving as an executive officer as of March 9, 2026, and lists the specific ownership requirements under the applicable guidelines. Each of our executive officers has satisfied such guidelines or has time remaining to do so under the guidelines.

Name	Number of Shares Held	Fair Market Value(1)	Requirement
Michael Manley	199,582	$38,635,084	$7,250,000 (5 x Salary)
Thomas A. Szlosek	16,500	$3,194,070	$1,716,000 (2 x Salary)
Jeff Parent	4,161	$805,486	$1,650,000 (2 x Salary)
Gianluca Camplone	33,340	$6,453,957	$1,617,100 (2 x Salary)
C. Coleman Edmunds	30,521	$5,908,255	$1,445,678 (2 x Salary)
(1)    The fair market value of the shares is based on the closing price of our common stock on March 9, 2026 ($193.58).
Pay Risk Assessment
As part of our annual assessment of the potential compensation-related risks to AutoNation, the Committee has reviewed the elements of our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, and reviewed these items with Meridian. In addition, at the Committee’s request, Meridian conducted an independent risk assessment of our executive compensation program, which the Committee reviewed. Based on these reviews and discussions, the Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.

Conclusion
The Committee believes that our compensation programs appropriately reward executive performance and align the interests of our named executive officers and key employees with the long-term interests of our stockholders, while also enabling the Company to attract and retain talented executives. The Committee will continue to evolve and administer our compensation program in a manner that the Committee believes will be in the best interests of our Company and our stockholders.

COMPENSATION TABLES
Summary Compensation Table
The following table provides information regarding compensation earned by each of our named executive officers for 2025, 2024, and 2023, except in the case of Mr. Parent who was not a named executive officer in 2023. This table should be read in conjunction with the narrative descriptions and analysis under “Compensation Discussion and Analysis.”

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)		Total ($)
Michael Manley	2025	1,425,000	—	28,064,546	(3)	4,647,956	253,567	(4)	34,391,069
Chief Executive Officer and Director	2024	1,300,000	—	10,157,879		3,601,000	869,150		15,928,029
	2023	1,300,000	—	8,315,079		3,861,000	112,738		13,588,817
Thomas A. Szlosek	2025	852,500	—	2,844,640		1,389,845	300,536	(5)	5,387,521
Executive Vice President and Chief Financial Officer	2024	825,000	500,000	2,805,987		1,142,625	102,743		5,376,355
	2023	331,250	500,000	2,758,044		493,358	66,445		4,149,097
Jeff Parent	2025	820,834		1,820,676		1,317,085	36,666	(6)	3,995,261
Chief Operating Officer	2024	800,000	1,500,000	1,683,532		997,200	219,132		5,199,864
Gianluca Camplone	2025	804,625	—	2,275,693		1,180,558	32,944	(7)	4,293,820
Chief Operating Officer, AutoNation Parts, and Executive Vice President, Business Development	2024	785,000	—	2,244,760		978,503	35,300		4,043,563
	2023	785,000	—	2,309,727		1,049,153	35,857		4,179,737

C. Coleman Edmunds	2025	717,103	—	1,592,992		876,869	34,938	(8)	3,221,902
Executive Vice President, General Counsel and Corporate Secretary	2024	688,418	—	1,571,249		715,095	35,891		3,010,653
	2023	688,418	—	1,616,816		766,726	32,339		3,104,299
(1)    The amounts reported reflect the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718 for each year shown in the table. For additional information regarding the calculation of these amounts, see Note 16 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.
Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum value of the 2025-2027 ROIC-based PBRSUs granted to Messrs. Manley, Szlosek, Parent, Camplone, and Edmunds in 2025 as of the grant date would be as follows:

Mr. Manley	Mr. Szlosek	Mr. Parent	Mr. Camplone	Mr. Edmunds
$6,690,045	$1,500,201	$960,030	$1,199,950	$840,070
(2)    The amounts reported for personal use by Mr. Manley of corporate aircraft are calculated based on the aggregate incremental cost to the Company. Such incremental cost to the Company is calculated based on the direct operating costs to the Company, including fuel costs, crew fees and travel expenses, trip-related repairs and maintenance, landing fees, and other direct operating costs. The amounts reported for personal usage of cars are based on imputed income attributable to each named executive officer calculated in accordance with Treasury regulations, which amounts we believe are equal to or greater than our incremental costs of providing such usage. The Company car programs are part of a competitive compensation package used to attract and retain executive talent in our industry and to familiarize our executive officers with the products that we sell. In addition to the perquisites and other benefits identified in the footnotes below, our named executive officers also are eligible to use our on-site fitness facility, and from time to time, use our tickets for sporting and entertainment events for personal purposes, and receive occasional secretarial support with respect to personal matters. These items do not represent incremental costs to the Company.
(3)    Includes $15,376,731 for Mr. Manley’s One-Time PSU Award discussed under “Compensation Discussion and Analysis” above, which award is subject to market-based vesting conditions.

(4)    Includes $155,413 for personal usage of corporate aircraft, $45,000 for a vehicle allowance, $20,000 in reimbursement for financial and tax planning services, $19,404 for group term life insurance premiums, $8,750 in matching contributions under DCP Plan, and the cost of an executive health examination. In 2025, Mr. Manley flew approximately 70% of the total number of corporate aircraft hours permitted under his employment agreement. Following a Board-directed, third-party review of executive security, the Board requested that, commencing in 2025, Mr. Manley refrain from flying on commercial aircraft.
(5)    Includes $156,852 for relocation reimbursement, $101,767 for tax reimbursement related to his relocation benefits, $24,393 for a demonstrator vehicle, $8,774 for group term life insurance premiums, and $8,750 in matching contributions under our DCP Plan.
(6) Includes $15,600 for a vehicle allowance, $10,262 for group term life insurance premiums, and $8,750 in matching contributions under our DCP Plan.
(7)    Includes $15,600 for a vehicle allowance, $8,594 for group term life insurance premiums, $8,750 in matching contributions under our DCP Plan, and the cost of an executive health examination.
(8)    Includes $15,600 for a vehicle allowance, $10,588 for group term life insurance premiums, and $8,750 in matching contributions under our DCP Plan.
Employment Agreement with Mr. Manley. In connection with his appointment as our Chief Executive Officer, we entered into an employment agreement with Mr. Manley on September 9, 2021. Pursuant to the terms of his employment agreement, Mr. Manley commenced employment with the Company on November 1, 2021. Mr. Manley’s employment agreement provides that he will serve as our Chief Executive Officer for an initial term of three years, which term was automatically renewed on the third anniversary of his commencement date and annually thereafter, unless earlier terminated. In addition, his employment agreement provides that his annual base salary will be $1.3 million and that, commencing in 2022, his target annual performance-based cash incentive award will be no less than 200% of his annual base salary. As discussed under “Compensation Discussion and Analysis” above, the Committee increased Mr. Manley’s base salary to $1.45 million in 2025 — his first base salary adjustment since his appointment as our Chief Executive Officer in 2021. The employment agreement also provides that he is eligible to participate in our long-term incentive award program, under which his long-term target incentive opportunity was set at $11,150,000 for 2025. See “Compensation Discussion and Analysis” for a discussion of the target set for Mr. Manley in 2025. As of September 1, 2023, Mr. Manley’s employment agreement authorizes his personal use of corporate aircraft for up to 70 hours per year, the value of which will be included in his annual taxable income.
Letter Agreement with Mr. Camplone. In connection with his appointment as an executive officer, we entered into a letter agreement with Mr. Camplone, pursuant to which he commenced employment with us on March 1, 2022. The letter agreement provides that Mr. Camplone’s annual base salary will be $785,000 and that his target annual incentive award opportunity will be commensurate with his position. For 2025, Mr. Camplone’s target annual incentive opportunity was set at 90% and his annual target long-term incentive opportunity was set at $2,000,000, in each case representing no change from 2024.
See “Potential Payments Upon Termination or Change in Control” for a description of certain provisions in Mr. Manley’s employment agreement and Mr. Camplone’s letter agreement that provide for payments or benefits to the executive at, following, or in connection with, termination under certain circumstances.

Grants of Plan-Based Awards in Fiscal Year 2025
The following table sets forth certain information with respect to the non-equity incentive plan awards and the stock-based awards granted to our named executive officers in 2025 under the 2017 Plan. The material terms of these awards are described above in the sections titled “Annual Incentive Awards” and “Long-Term Incentive Awards” under “Compensation Discussion and Analysis.”

Name	Award Type	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael Manley	RSU	3/1/2025	2/25/2025							25,430	4,459,913
	PBRSU-Relative TSR	3/1/2025	2/25/2025				7,629	19,073	38,146		4,882,879
	PBRSU-ROIC	3/1/2025	2/25/2025				7,629	19,073	38,146		3,345,023
	One-Time PSU Award	3/1/2025	2/25/2025				26,873	134,365	134,365		15,376,731
	Annual Cash Incentive			1,425,000	2,850,000	5,700,000
Thomas A. Szlosek	RSU	3/1/2025	2/25/2025							5,701	999,841
	PBRSU-Relative TSR	3/1/2025	2/25/2025				1,710	4,276	8,552		1,094,699
	PBRSU-ROIC	3/1/2025	2/25/2025				1,710	4,277	8,554		750,100
	Annual Cash Incentive			426,250	852,500	1,705,000
Jeff Parent	RSU	3/1/2025	2/25/2025							3,649	639,962
	PBRSU-Relative TSR	3/1/2025	2/25/2025				1,094	2,737	5,474		700,699
	PBRSU-ROIC	3/1/2025	2/25/2025				1,094	2,737	5,474		480,015
	Annual Cash Incentive			403,750	807,500	1,615,000
Gianluca Camplone	RSU	3/1/2025	2/25/2025							4,561	799,908
	PBRSU-Relative TSR	3/1/2025	2/25/2025				1,368	3,421	6,842		875,810
	PBRSU-ROIC	3/1/2025	2/25/2025				1,368	3,421	6,842		599,975
	Annual Cash Incentive			362,082	724,163	1,448,326
C. Coleman Edmunds	RSU	3/1/2025	2/25/2025							3,192	559,813
	PBRSU-Relative TSR	3/1/2025	2/25/2025				958	2,395	4,790		613,144
	PBRSU-ROIC	3/1/2025	2/25/2025				958	2,395	4,790		420,035
	Annual Cash Incentive			268,913	537,826	1,075,652
(1)    Columns represent the threshold, target, and maximum annual incentive award payout for the January 1, 2025-December 31, 2025 performance period. The actual payout is reported under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.”
(2)    Amounts reported in this column are based on the grant date fair value of awards computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at End of Fiscal Year 2025
The following table provides information concerning unvested restricted stock units held by our named executive officers as of December 31, 2025. We have not granted stock options to our named executive officers since 2016.

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Michael Manley	3/1/2023	6,995	(2)	1,444,328
	3/1/2023				31,476	(3)	6,499,164
	3/1/2023				31,478	(4)	6,499,577
	3/1/2024	15,879	(2)	3,278,696
	3/1/2024				35,728	(5)	7,377,117
	3/1/2024				35,728	(5)	7,377,117
	3/1/2025	25,430	(2)	5,250,786
	3/1/2025				7,629	(6)	1,575,236
	3/1/2025				7,629	(6)	1,575,236
	3/1/2025				26,873	(7)	5,548,737
Thomas A. Szlosek	8/7/2023	3,194	(8)	659,497
	8/7/2023				6,388	(3)	1,318,994
	8/7/2023				6,390	(4)	1,319,407
	3/1/2024	4,386	(2)	905,621
	3/1/2024				9,870	(5)	2,037,958
	3/1/2024				9,870	(5)	2,037,958
	3/1/2025	5,701	(2)	1,177,142
	3/1/2025				1,710	(6)	353,081
	3/1/2025				1,711	(6)	353,287
Jeff Parent	11/1/2023	288	(8)	59,466
	11/1/2023				1,298	(3)	268,011
	11/1/2023				1,298	(4)	268,011
	3/1/2024	2,631	(2)	543,249
	3/1/2024				5,922	(5)	1,222,775
	3/1/2024				5,922	(5)	1,222,775
	3/1/2025	3,649	(2)	753,446
	3/1/2025				1,094	(6)	225,889
	3/1/2025				1,094	(6)	225,889
Gianluca Camplone	3/1/2023	1,943	(2)	401,191
	3/1/2023				8,742	(3)	1,805,048
	3/1/2023				8,744	(4)	1,805,461
	3/1/2024	3,509	(2)	724,538
	3/1/2024				7,896	(5)	1,630,366
	3/1/2024				7,896	(5)	1,630,366
	3/1/2025	4,561	(2)	941,755
	3/1/2025				1,368	(6)	282,465
	3/1/2025				1,368	(6)	282,465
C. Coleman Edmunds	3/1/2022				2,068	(9)	427,001
	3/1/2023	1,360	(2)	280,813
	3/1/2023				6,120	(3)	1,263,658
	3/1/2023				6,120	(4)	1,263,658
	3/1/2024	2,456	(2)	507,114.88
	3/1/2024				5,526	(5)	1,141,008
	3/1/2024				5,528	(5)	1,141,421
	3/1/2025	3,072	(2)	634,307
	3/1/2025				958	(6)	197,808
	3/1/2025				958	(6)	197,808
(1)    Based on the closing price per share of our common stock on December 31, 2025 ($206.48).

(2)    These RSUs vest in one-third annual increments on each of the first three anniversaries of March 1 of the year in which they were granted.
(3) These RSUs are shown at the maximum amount (200% of the target number of shares awarded). In February 2026, the Committee certified the Company’s performance relative to the performance goal established for this award and approved a payout equal to 194% of the target number of shares awarded.
(4)    These RSUs are shown at the maximum amount (200% of the target number of shares awarded). In February 2026, the Committee certified the Company’s performance relative to the performance goal established for this award and approved a payout equal to 189% of the target number of shares awarded.
(5) These RSUs are shown at the maximum amount (200% of the target number of shares awarded). These awards are scheduled to cliff vest on the date that the achievement of the applicable performance goal is certified following the applicable three-year performance period.
(6)    These RSUs are shown at the threshold amount (40% of the target number of shares awarded). These awards are scheduled to cliff vest on the date that the achievement of the applicable performance goal is certified following the applicable three-year performance period. Each of the Relative TSR and ROIC performance goals are discussed under “Compensation Discussion and Analysis - Long-Term Incentive Awards” above.
(7) These RSUs are shown at the threshold amount (20% of the target number of shares awarded). These awards are scheduled to cliff vest on the date that the achievement of the applicable performance goal is certified following the applicable five-year performance period. The One-Time PSU Award performance goals are discussed under “Compensation Discussion and Analysis - Other Awards” above.
(8)    These RSUs vest in one-third annual increments on each of the first three anniversaries of the grant date.
(9)    These RSUs vest in 25% annual increments on each of the first four anniversaries of March 1 of the year in which they were granted.
Option Exercises and Stock Vested in Fiscal Year 2025
The following table provides information concerning the vesting of restricted stock units held by our named executive officers during 2025. We have not granted stock options to our named executive officers since 2016.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael Manley	79,267	14,520,036
Thomas A. Szlosek	5,387	1,020,851
Jeff Parent	1,604	297,561
Gianluca Camplone	21,566	3,950,799
C. Coleman Edmunds	13,401	2,454,068
(1)    The values shown in this column were calculated based on the market value of our common stock on the vesting date.
Non-Qualified Deferred Compensation in Fiscal Year 2025
The AutoNation, Inc. Deferred Compensation Plan (“DCP”) affords our named executive officers and certain other employees the opportunity to defer up to 75% of base salary and 90% of bonuses and/or commissions on a pre-tax basis. For 2025, we provided eligible participants under the DCP a matching contribution of 100% on the first $8,750 deferred. The 2025 matching contributions were credited by the Company as of January 1, 2026. One-third of the 2025 matching contributions vested as of January 1, 2026, and an additional one-third will vest in January 2027 and 2028, provided that a participant’s matching contribution will immediately vest in the event of death, disability, or the attainment of age sixty with at least six years of service by such participant.
Earnings on deferrals are based on “deemed” investments in funds selected for inclusion in the DCP by us. Participants specify the investment allocation of their accounts among the funds provided and are permitted to change the investment allocations on any business day. In 2025, annual returns on the investment options available for the DCP generally ranged from 3.1% to 33.1%. Additionally, the DCP provides for payment of vested deferrals and earnings upon separation from service, death, and disability as well as upon specified payment dates elected by the participants in accordance with applicable tax rules. Participants may elect to receive payments upon specified in-service dates (in the form of a lump sum payment or up to five annual installments) or upon separation from service (in the form of a lump sum payment or up to 15 annual installments). The DCP is intended to meet the requirements of Section 409A of the Internal Revenue Code and other relevant provisions thereunder and related Treasury regulations.
The following table sets forth the non-qualified deferred compensation activity for each named executive officer during 2025.

Name	Executive Contributions in Last Fiscal Year ($)(1)	AutoNation Contributions in Last Fiscal Year ($)		Aggregate Earnings (Loss) in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Michael Manley	—	8,750	(3)	—	—	8,750
Thomas A. Szlosek	741,538	8,750		122,317	—	1,057,494	(4)
Jeff Parent	32,792	8,750		2,177	—	43,719
Gianluca Camplone	300,000	8,750		59,380	—	396,705	(5)
C. Coleman Edmunds	14,313	8,750		129,044	—	1,009,541	(6)
(1)    Amounts are included in the “Salary” column for 2025 in the “Summary Compensation Table,” except for Messrs. Szlosek and Camplone, who deferred a portion of their 2024 annual incentive bonus (which they contributed to the DCP in 2025).
(2)    These amounts are not included in the “Summary Compensation Table.”
(3)    Mr. Manley deferred a portion of their 2025 annual incentive bonus (which was contributed to the DCP in 2026 when paid) and earned a matching contribution in 2025.
(4)    $744,938 of this amount has been previously reported as compensation in the “Summary Compensation Table” for previous years.
(5)    $316,925 of this amount has been previously reported as compensation in the “Summary Compensation Table” for previous years.
(6)    $329,387 of this amount has been previously reported as compensation in the “Summary Compensation Table” for previous years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables below reflect the amount of compensation that would have been payable to our current named executive officers serving on December 31, 2025, under any contract, agreement, plan, or arrangement with us that provides for any payment to such officer in the event of termination of such officer’s employment or a change in control of the Company, in each case assuming the termination or change in control occurred effective as of December 31, 2025, the last business day of our last completed fiscal year.
The amount of compensation payable to each named executive officer serving on December 31, 2025, upon “termination for cause,” “voluntary termination” (or “voluntary termination for good reason” and “voluntary termination without good reason”), “death or disability,” “retirement,” “involuntary termination without cause,” and “change in control,” as applicable, is shown below. We have prepared the tables based on the assumptions set forth below under “General Assumptions,” and the tables should be considered in conjunction with those assumptions and the disclosures below the tables.
We maintain the Severance Plan to help retain key employees and maintain a stable work environment by providing severance benefits to covered employees in the event of certain terminations of employment. Under the Severance Plan, in the event a covered employee is terminated without cause, or a covered employee terminates his or her employment for good reason, as long as such person (a) is not in material breach of any restrictive covenant agreement with the Company, (b) does not breach any such restrictive covenant agreement as if it had been in effect through the 18-month period following the applicable termination date, and (c) signs a waiver and release of claims, then such person will be entitled to receive:
•in equal installments over 18 months, 1.5 times the sum of such person’s annual base salary and target annual bonus,
•at the same time bonuses are paid to active employees generally, an amount equal to such person’s annual bonus as determined by the Committee based on actual performance, prorated for the number of days the person was employed during the calendar year, and
•a payment equal to the cost of health insurance coverage under COBRA, grossed up for taxes, based on such person’s then-current elections for an 18-month period.
Each named executive officer, other than Messrs. Manley and Camplone, was covered by the Severance Plan as of December 31, 2025.
General Assumptions
Annual Incentive and Vested Restricted Stock Unit Awards
Since the assumed date of termination is December 31, 2025, the end of the applicable performance period, the payment of an annual incentive award in respect of 2025 pursuant to any employment agreement or the Severance Plan is reflected under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table,” and not as “Cash Severance” in the tables below. In addition, the tables below do not reflect the value of shares that were paid out in respect of the 2023-2025 PBRSUs, since the 2023-2025 PBRSUs vested based on performance through December 31, 2025. See “Compensation Discussion and Analysis” and the “Outstanding Equity Awards at End of Fiscal 2025” table above for additional information regarding the 2023-2025 PBRSUs.
Unvested Restricted Stock Unit Awards
In the event of a participant’s death, the vesting of certain RSUs would be accelerated or would continue on a prorated basis, subject to the satisfaction of applicable performance goals. In certain cases, upon a termination of employment (other than as a result of death), such as separation from service for a retirement-eligible employee, the vesting of RSUs would continue, subject to the satisfaction of applicable performance goals and participant’s continued compliance with applicable covenants, following the termination of employment.
To determine the market value of unvested RSUs that would accelerate and the market value of unvested RSUs that would continue to vest in the applicable cases, we multiplied (x) the number of unvested RSUs that would accelerate or continue to vest by (y) the closing price per share of our common stock on December 31, 2025, which was $206.48. In addition, in the case of unvested RSUs that would continue to vest subject to the satisfaction of applicable performance goals, we assumed that the target level of performance would be achieved, unless otherwise specified.
Restrictive Covenant Agreements
Our named executive officers have entered into restrictive covenants and other obligations as contained in various stock-based award agreements, non-competition agreements, and other similar agreements with us in connection with their employment or the grant of stock-based awards. Generally, these restrictive covenants provide a restriction of one year in which the named executive officer may not engage in certain activities within specified geographic regions. The competitive activities include generally (i) participating or owning an interest in an entity engaged in the auto business (as defined in the applicable agreement) or any other business of the type and character engaged in by us, (ii) employing any person that was employed by us within the prior six months or seeking to induce any such person to leave his or her employment, (iii) soliciting any customer to patronize any business in competition with our business, or (iv) requesting or advising our customers or vendors to withdraw, curtail, or cancel their business with us. In certain cases, the receipt of post-termination benefits by our named executive officers is conditioned upon their compliance with these restrictive covenants. In addition, if a named executive officer violates these restrictive covenants or other Company policy, all unvested restricted stock units held by him or her would be immediately forfeited, and he or she would be required to pay to the Company an amount equal to the value of any restricted stock units that vested during the preceding 12 months. The following tables assume that each of our named executive officers would have complied with these agreements.
Receipt of Benefits
To the extent required in order to comply with Section 409A of the Internal Revenue Code, certain payments that would otherwise be made during the six-month period immediately following the executive’s termination of employment may instead be paid on the first business day after the date that is six months following the executive’s “separation from service” within the meaning of Section 409A.
Description of Triggering Events
We have included below a description of triggering events that could provide for payments or benefits to our current named executive officers in the event of a separation of employment or a change in control of the Company. In certain instances, more than one triggering event may apply.
Termination for Cause
Under our employment agreement with Mr. Manley, termination for “cause” generally means termination because of (i) the executive’s breach of any covenants contained in the employment agreement, (ii) the executive’s failure or refusal to perform the duties and responsibilities required to be performed by him under the terms of his employment agreement, (iii) the executive willfully engaging in illegal conduct or gross misconduct (provided that no act or failure to act shall be deemed “willful” if done, or omitted to be done, in good faith and with the reasonable belief that such action or omission was in our best interest), (iv) the executive’s commission of an act of fraud or dishonesty affecting us or the commission of an act constituting a felony, or (v) the executive’s violation of our policies in any material respect.
Under the Severance Plan, termination for “cause” means that a covered employee has (i) breached the employee’s restrictive covenants set forth in any agreement with the Company, (ii) failed or refused to perform his or her assigned duties and responsibilities to the Company in any material respect, after notice and a reasonable opportunity to cure, (iii) willfully engaged in illegal conduct or gross misconduct in the performance of his or her duties to the Company (provided that no act or failure to act shall be deemed “willful” if done, or omitted to be done, in good faith and with the reasonable belief that such action or omission was in our best interest), (iv) committed an act of fraud or dishonesty affecting the Company or committed an act constituting a felony, or (v) willfully violated any material Company policies in any material respect.
Under our equity compensation plans, except to the extent defined in an individual employment agreement, termination for “cause” generally means termination because of (i) the executive’s conviction for commission of a felony or other crime, (ii) the commission by the executive of any act against us constituting willful misconduct, dishonesty, fraud, theft, or embezzlement, (iii) the executive’s failure, inability, or refusal to perform any of the material services, duties, or responsibilities required of him or her by us or to materially comply with the policies or procedures established from time to time by us, for any reason other than his illness or physical or mental incapacity, (iv) the executive’s dependence, as determined in good faith by us, on any addictive substance, including, but not limited to, alcohol or any illegal or narcotic drugs, (v) the destruction of or material damage to our property caused by the executive’s willful or grossly negligent conduct, and (vi) the willful engaging by the executive in any other conduct which is demonstrably injurious to us or our subsidiaries, monetarily or otherwise.
Resignation for Good Reason
Under our employment agreement with Mr. Manley, “good reason” means the occurrence (without the executive’s express written consent) of (i) the assignment to him of any duties inconsistent with his status or a substantial adverse alteration in the nature or status of his responsibilities, including, without limitation, him ceasing to be Chief Executive Officer of the Company, (ii) a reduction by the Company in his salary or any other material decrease in his compensation, (iii) the relocation of his principal place of employment by more than 50 miles, or (iv) a material breach by the Company of his employment agreement or any equity award agreement between the Company and him.
Under our letter agreement with Mr. Camplone, “good reason” means the occurrence of a material decrease in compensation, a material change in duties or responsibilities, and/or a required relocation of more than 50 miles, which reason has not been cured within 10 days of notice by Mr. Camplone to the Company.
Under the Severance Plan, “good reason” generally means the occurrence (without the executive’s express written consent) of (i) the assignment to the executive of any duties inconsistent with such executive’s status or a substantial adverse alteration in the nature or status of such executive’s responsibilities, (ii) a reduction by the Company in the executive’s annual base salary, (iii) the relocation of the executive’s principal place of employment by more than 50 miles, (iv) the failure by the Company to pay to the executive any portion of such employee’s current compensation, or to pay to a covered employee any portion of an installment of deferred compensation under any deferred compensation program, or (v) the failure by the Company to continue in effect any compensation plan in which the executive participates which is material to such executive’s total compensation, unless a comparable arrangement has been made with respect to such plan, or an adverse change in the executive’s participation therein either in terms of the amount or timing of payment of benefits provided or the level of such executive’s participation relative to other participants.
Retirement
“Retirement” (as defined in our equity compensation plans) generally means the named executive officer’s termination of employment or other service from us or a subsidiary of ours after attainment of age 55 and completion of at least six years of service with us or a subsidiary of ours (disregarding any service with an entity prior to becoming a subsidiary or after ceasing to be a subsidiary). As of December 31, 2025, Mr. Edmunds was, but Messrs. Manley, Szlosek, Parent, and Camplone were not, “retirement” eligible under our equity compensation plans.
Change in Control
We have not entered into any change in control agreements with any of our named executive officers. Under the 2017 Plan, if an outstanding award is continued, assumed, or substituted in connection with a “change in control” (as defined in the 2017 Plan and related agreements), then, in the case of awards subject to performance goals, the performance goals will be deemed to be achieved at the target level of performance, and the awards will remain eligible to vest at the end of the applicable performance period, subject to the participant’s continued employment. Also, if awards remain outstanding in connection with a change in control, the 2017 Plan only provides for “double trigger” vesting. Specifically, if within 24 months following such change in control, a participant’s employment or service is terminated by the employer without cause or the participant resigns with good reason (as defined in the 2017 Plan and related agreements), all restrictions on such participant’s RSUs will immediately lapse and such awards will be settled as soon as reasonably practicable.
Under the 2017 Plan, if an outstanding award is not continued, assumed, or substituted in connection with a change in control, then all restrictions on such participant’s RSUs will immediately lapse and such awards will be settled as soon as reasonably practicable (if applicable, assuming achievement at the target level of performance goals).
The tables below disclose the value of unvested RSUs held by our named executive officers that would have accelerated if a change in control had taken place on December 31, 2025, assuming that the awards were not continued, assumed, or substituted in connection with the change in control. To determine such value, we used the formula and assumptions described above under “Unvested Restricted Stock Unit Awards.”
Michael Manley

	Termination for Cause	Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	$6,525,000	—	—	—	$6,525,000	—
Continued Vesting or Acceleration of Unvested RSUs	—	$57,139,004	—	$52,970,999	—	$57,139,004	$52,970,999
Termination for Cause
If we had terminated Mr. Manley’s employment for “cause,” he would not have been entitled to any payments triggered by the termination, and all equity awards held by him on the date of termination, whether vested or unvested, would have been canceled.
Voluntary Termination for Good Reason
If Mr. Manley had terminated his employment with us for “good reason,” then, provided he was in compliance with all applicable restrictive covenants and he signed a mutually acceptable severance agreement, Mr. Manley would have been entitled to receive (i) in a lump sum, 1.5 times the sum of his base salary and target annual bonus (or if greater, in each case, the base salary or target annual bonus as in effect prior to the event giving rise to good reason), (ii) in a lump sum at the same time bonuses are paid to active employees generally, an amount equal to his annual bonus based on actual performance as determined by the Committee, prorated for the number of days he was employed during the applicable calendar year through the applicable termination date, and (iii) accelerated vesting of all then-held time-based equity awards and, with respect to performance-based equity awards (other than the One-Time PSU Award), vesting in accordance with actual performance as determined by the Compensation Committee as of the end of the year prior to the year in which the termination occurs for each open performance cycle, or for any award for which there has not been a full year of performance, at the target level of performance. The One-Time PSU Award would have vested in full as of December 31, 2025, since the Company had achieved an average quarterly return on invested capital of at least 10%, calculated through September 30, 2025 (the end of the quarter preceding date of termination of employment).
Voluntary Termination Without Good Reason
If Mr. Manley had terminated his employment with us without “good reason,” he would not have been entitled to any payments triggered by the termination.
Termination Due to Death or Disability
If Mr. Manley’s employment had terminated due to death or disability, he would not have been entitled to any severance payments triggered by the termination.
If his employment had terminated due to death, Mr. Manley would have immediately vested in his time-based RSUs, and he would have continued to vest in his performance-based RSUs (other than the One-Time PSU Award), with the payout level for all performance-based RSUs based on actual performance. The One-Time PSU Award would have vested in full.
If his employment had terminated due to disability, then he would have continued to vest in his time-based RSUs and his performance-based RSUs, including the One-Time PSU Award, with the payout level for all performance-based RSUs based on actual performance, only if he fully complied with any non-compete, non-disparagement, confidentiality, and other restrictive covenants set forth in any agreement entered into between him and the Company determined, notwithstanding the time periods set forth therein, as if all such restrictive covenants applied at all times while any such awards were outstanding.

Retirement
Mr. Manley is not eligible for “retirement” treatment under our equity compensation plans. Voluntary retirement would cause forfeiture of Mr. Manley’s One-Time PSU Award.
Involuntary Termination Without Cause
If we had terminated Mr. Manley’s employment without “cause,” as long as he remained in compliance with the restrictive covenants and confidentiality provisions of his employment agreement and signed a reasonable and mutually acceptable severance agreement (including a release and a covenant of reasonable cooperation), he would have been entitled to receive the same payments and benefits described under “Voluntary Termination for Good Reason” above.

Thomas A. Szlosek

	Termination for Cause	Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	$2,608,767	—	—	—	$2,608,767	—
Continued Vesting or Acceleration of Unvested RSUs	—	—	—	$6,546,242	—	—	$6,546,242
Jeff Parent

	Termination for Cause	Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	$2,524,336	—	—	—	$2,524,336	—
Continued Vesting or Acceleration of Unvested RSUs	—	—	—	$3,709,208	—	—	$3,709,208
Gianluca Camplone

	Termination for Cause	Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	$1,536,245	—	—	—	$1,536,245	—
Continued Vesting or Acceleration of Unvested RSUs	—	$3,625,169	—	$5,110,585	—	$3,625,169	$5,110,585
C. Coleman Edmunds

	Termination for Cause	Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	$1,943,074	—	—	—	$1,943,074	—
Continued Vesting or Acceleration of Unvested RSUs	—	—	—	$3,979,489	$3,979,489	—	$3,979,489
Termination for Cause
If we had terminated Messrs. Szlosek’s, Parent’s, Camplone’s, or Edmunds’s employment for “cause,” they would not have been entitled to any payments triggered by the termination, and all equity awards held by them on the date of termination would have been canceled. In addition, they would not have been eligible for “retirement” treatment under our equity compensation plans.
Voluntary Termination for Good Reason
Pursuant to the terms of the Severance Plan, as described above, if any of Messrs. Szlosek, Parent, or Edmunds had voluntarily terminated his employment for “good reason,” as long as (a) he was not in material breach of any restrictive covenant agreement with the Company, (b) he did not breach any such restrictive covenant agreement as if it had been in effect through the 18-month period following the applicable termination date, and (c) he signed a waiver and release of claims, then the executive would have been entitled to receive:
•in equal installments over 18 months, 1.5 times the sum of (i) his annual base salary and (ii) his target annual bonus,
•at the same time bonuses are paid to active employees generally, an amount equal to his annual bonus as determined by the Committee based on actual performance, prorated for the number of days he was employed during the calendar year, and
•a payment equal to the cost of health insurance coverage under COBRA, grossed up for taxes, based on his then-current elections for an 18-month period.
Pursuant to the terms of our letter agreement with Mr. Camplone, if he had voluntarily terminated his employment for “good reason,” then he would have been entitled to receive a lump sum cash severance payment equal to the sum of his annual base salary and his annual target bonus, his outstanding time-based equity awards would have immediately vested, and his outstanding performance-based equity awards would have continued to vest on a prorated basis (with the payout level determined based on actual performance). Such severance would have been in lieu of any other severance plan applicable to executive officers and would have been subject to him signing a separation agreement that included a release of claims against the Company and certain non-competition covenant and confidentiality covenants.
Since Mr. Edmunds was “retirement” eligible under our equity compensation plans, he would have been entitled to the benefits described in the “Retirement” paragraph below.
Voluntary Termination Without Good Reason
If any of Messrs. Szlosek, Parent, Camplone, or Edmunds had terminated his employment with us without “good reason,” he would not have been entitled to any payments triggered by the termination.
Since Mr. Edmunds was “retirement” eligible under our equity compensation plans, he would have been entitled to the benefits described in the “Retirement” paragraph below.
Termination Due to Death or Disability
If Messrs. Szlosek’s, Parent’s, Camplone’s, or Edmunds’s employment had terminated because of death or disability, they would not have been entitled to any severance payments triggered by the termination.
If their employment had terminated due to death, they would have immediately vested in their time-based RSUs, and they would have continued to vest in their performance-based RSUs (with the payout level for all performance-based RSUs based on actual performance).
If their employment had terminated due to disability, then they would have continued to vest in their time-based RSUs and their performance-based RSUs granted (with the payout level for all performance-based RSUs based on actual performance), only if they fully complied with any non-compete, non-disparagement, confidentiality, and other restrictive covenants set forth in any agreement entered into between them and the Company, determined, notwithstanding the time periods set forth therein, as if all such restrictive covenants applied at all times while any such awards are outstanding.
Retirement
If Mr. Edmunds had retired on December 31, 2025, he would have continued to vest in his time-based RSUs and his performance-based RSUs (with the payout level for all performance-based RSUs based on actual performance), only if he fully complied with any non-compete, non-disparagement, confidentiality, and other restrictive covenants set forth in any agreement entered into between himself and the Company determined, notwithstanding the time periods set forth therein, as if all such restrictive covenants applied at all times while such awards were outstanding.

Involuntary Termination Without Cause
If we had terminated Messrs. Szlosek’s, Parent’s, Camplone’s, or Edmunds’s, employment without “cause,” then they would have been entitled to receive the same payments and other benefits described under the section “Voluntary Termination for Good Reason” above.

PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Compensation Committee determined that the total annual compensation paid to our Chief Executive Officer, Mr. Manley, in respect of 2025 was approximately 486 times the median of the total annual compensation of all of our employees (other than Mr. Manley) in respect of 2025. We believe that the pay ratio disclosed above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions, and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
We identified the median employee by examining 2025 total compensation for all individuals who were employed by us on December 31, 2025, excluding the compensation received by Mr. Manley in 2025. We included all individuals employed by us on December 31, 2025, whether employed on a full-time or part-time basis, and excluded independent contractors. We calculated annual total compensation for all employees using the same methodology we use for our named executive officers as set forth in the “Summary Compensation Table” above and annualized the compensation of employees who were not employed for the entire year. As reported in the “Summary Compensation Table,” the annual total compensation of Mr. Manley for 2025 was $34,391,069. The annual total compensation of our median employee was $70,766.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our named executive officers and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to “Executive Compensation – Compensation Discussion and Analysis” above.

Pay Versus Performance
							Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for Mr. Manley(1)	Summary Compensation Table Total for Mr. Jackson(1)	Compensation Actually Paid to Mr. Manley(2)	Compensation Actually Paid to Mr. Jackson(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income (millions)(7)	Adjusted Operating Income Per Basic Share(8)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$34,391,069	—	$48,848,041	—	$4,224,626	$6,559,437	$296	$125	$649	$34.58
2024	$15,928,029	—	$22,612,761	—	$4,407,609	$5,550,338	$243	$148	$692	$29.97
2023	$13,588,817	—	$20,284,705	—	$4,121,198	$5,596,060	$215	$137	$1,021	$35.44
2022	$13,499,193	—	$12,706,450	—	$3,753,082	$2,390,745	$154	$98	$1,377	$35.63
2021	$8,513,663	$18,288,250	$8,159,065	$42,209,539	$5,761,104	$10,159,292	$167	$135	$1,373	$25.26
(1)    The dollar amounts reflected in the columns labeled “(b)” are the amounts of total compensation reported for Messrs. Manley and Jackson for each corresponding year in the “Total” column of the applicable “Summary Compensation Table.”
(2)    The dollar amounts reported in the columns labeled “(c)” represent the amount of “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K and referred to as “CAP”) to Messrs. Manley and Jackson. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Manley and Jackson during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Messrs. Manley’s and Jackson’s total compensation for each year to determine their respective CAP:

Year	Principal Executive Officer	Grant Date Fair Value of Equity Awards Granted During the Year	Fair Value at Year-End of Equity Awards Granted During the Year	Change in Fair Value of Awards Granted in Prior Years that Remain Unvested as of Year-End	Change in Fair Value as of Vesting Date of Awards Granted in Prior Years and Vested During the Year	Fair Value as of the End of Prior Year of Awards Cancelled During the Year	Total Adjustment to Equity Value Reflected in Compensation Paid
2025	Michael Manley	$(28,064,546)	$32,889,714	$8,728,650	$903,154	—	$14,456,972
2024	Michael Manley	$(10,157,879)	$11,793,037	$4,928,471	$121,103	—	$6,684,732
2023	Michael Manley	$(8,315,079)	$9,070,897	$5,315,485	$624,585	—	$6,695,888
2022	Michael Manley	$(7,199,903)	$6,845,204	$(345,729)	$(92,315)	—	$(792,743)
2021	Michael Manley	$(6,699,904)	$6,345,306	—	—	—	$(354,598)
	Michael Jackson	$(9,099,956)	$13,948,969	$18,220,232	$1,939,393	$(1,087,349)	$23,921,289
(3)    The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (“NEOs”) as a group (excluding any person who served as our principal executive officer, or “PEO”) in the “Total” column of the applicable “Summary Compensation Table.” The names of each of the non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025 and 2024, Thomas A. Szlosek, Jeff Parent, Gianluca Camplone, and C. Coleman Edmunds, (ii) for 2023, Thomas A. Szlosek, Gianluca Camplone, C. Coleman Edmunds, Dave Koehler, Marc Cannon, and Joseph T. Lower; (iii) for 2022, Joseph T. Lower, Gianluca Camplone, Marc Cannon, C. Coleman Edmunds, and James R. Bender; (iv) for 2021, Joseph T. Lower, Marc Cannon, C. Coleman Edmunds, and James R. Bender.

(4)    The dollar amounts reported in column (e) represent the average CAP for the non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the non-PEO NEOs as a group for each year to determine the average CAP for such group:

Year		Grant Date Fair Value of Equity Awards Granted During the Year	Fair Value at Year-End of Equity Awards Granted During the Year	Fair Value at Vesting Date of Equity Awards Granted and Vested During the Year(a)	Change in Fair Value of Awards Granted in Prior Years that Remain Unvested as of Year-End	Change in Fair Value as of Vesting Date of Awards Granted in Prior Years and Vested During the Year	Fair Value as of the End of Prior Year of Awards Cancelled During the Year	Total Adjustment to Equity Value Reflected in Compensation Paid
2025	Average Non-PEO NEOs	$(2,133,500)	$2,613,304	$6,445	$1,730,362	$118,200	—	$2,334,811
2024	Average Non-PEO NEOs	$(2,076,382)	$2,410,630	—	$815,448	$(6,967)	—	$1,142,729
2023	Average Non-PEO NEOs	$(2,582,891)	$2,159,120	$2,475	$1,236,451	$691,414	$(31,707)	$1,474,862
2022	Average Non-PEO NEOs	$(2,036,536)	$1,769,634	—	$(226,814)	$(148,343)	$(720,280)	$(1,362,339)
2021	Average Non-PEO NEOs	$(3,556,044)	$4,437,291	—	$3,342,317	$174,624	—	$4,398,188
(a)    Reflects shares withheld to satisfy FICA tax-related obligations in the year of grant for retirement eligible non-PEO NEOs.
(5)    Cumulative Total Shareholder Return (“TSR”) is calculated in accordance with the requirements of Item 402(v) of Regulation S-K.
(6)    Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. Our peer group consists of other public companies in the automotive retail market, referred to as the “Public Auto Retail Peer Group.” The Public Auto Retail Peer Group consists of Asbury Automotive Group, Inc., CarMax, Inc., Group 1 Automotive, Inc., Lithia Motors, Inc., Penske Automotive Group, Inc., and Sonic Automotive, Inc.
(7)    The dollar amounts reported represent the amount of net income reflected in the Company’s audited consolidated financial statements for the applicable year.
(8)    Adjusted operating income per basic share is calculated by dividing a measure of operating income (referred to as “Adjusted Operating Income”) by the weighted average actual basic shares outstanding during the applicable year. Adjusted Operating Income includes net income (loss) from discontinued operations and floorplan interest expense and excludes, if applicable in a given year, restructuring expenses, goodwill, franchise rights, and other asset impairment charges, certain bonus accruals, charges or credits recorded in SG&A expenses related to our deferred compensation plan, and other significant reserves, losses, or write-downs. Adjusted Operating Income is also adjusted for acquisitions, to the extent such acquisition was not already included in calculating the performance goal, and to reflect a capital charge for the repurchase of shares of our common stock. The Committee also has the authority to make, and from time to time makes, appropriate equitable adjustments to reflect the impact of unusual or infrequently occurring items.
Analysis of the Information Presented in the Pay Versus Performance Table
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Committee’s fundamental philosophy is to closely link executive compensation with the achievement of performance goals tied to key metrics and to create an owner-oriented culture through our executive compensation programs. The objectives of our executive compensation program are to ensure that we are able to attract and retain highly skilled executives and to provide a compensation program that incentivizes management to optimize business performance, deploy capital productively, and increase long-term stockholder value. While the Committee utilizes several performance measures to align executive compensation with Company performance, all of those measures are not presented in the Pay Versus Performance table. Moreover, the Committee generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

CAP and Cumulative TSR
The following graph describes the relationship between (a) the CAP for our principal executive officers and the average CAP for our named executive officers other than our principal executive officers included in the applicable Summary Compensation Table and (b) our cumulative total shareholder return across our last five completed fiscal years.
CAP and Net Income
The following graph describes the relationship between (a) the CAP for our principal executive officers and the average CAP for our named executive officers other than our principal executive officers included in the applicable Summary Compensation Table and (b) our net income across our last five completed fiscal years.

CAP and Adjusted Operating Income per Basic Share
The following graph describes the relationship between (a) the CAP for our principal executive officers and the average CAP for our named executive officers other than our principal executive officers included in the applicable Summary Compensation Table and (b) our adjusted operating income per basic share across our last five completed fiscal years.
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following graph describes the relationship between (a) our cumulative total shareholder return across our last five completed fiscal years and (b) the cumulative total shareholder return for our peer group across the same period.

Tabular List of Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Committee’s fundamental philosophy is to closely link executive compensation with the achievement of performance goals tied to key metrics and to create an owner-oriented culture through our executive compensation programs. The objectives of our executive compensation program are to ensure that we are able to attract and retain highly skilled executives and to provide a compensation program that incentivizes management to optimize business performance, deploy capital productively, and increase long-term stockholder value. The most important financial performance measures used by the Committee for the most recently completed fiscal year to link compensation actually paid to our named executive officers to the Company’s performance are as follows:

Most Important Financial Performance Measures
Adjusted Operating Income Per Basic Share
Relative TSR
Return on Invested Capital

AUDIT COMMITTEE REPORT
The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.
The Board has determined that each Audit Committee member has the requisite independence and other qualifications for audit committee membership under SEC rules, the listing standards of the NYSE, our Audit Committee Charter, and the independence standards set forth in our Corporate Governance Guidelines. The Board has also determined that Mr. Edelson is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended.
As more fully described below, in carrying out its responsibilities, the Audit Committee looks to management and AutoNation’s independent registered public accounting firm. The Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee operates under a written charter that is reviewed annually and is available at investors.autonation.com.
Our primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing AutoNation’s financial reporting, audit processes, internal control over financial reporting, and disclosure controls. Management is responsible for the Company’s consolidated financial statements and the financial reporting process, including internal control over financial reporting. We also monitor the preparation by management of the Company’s quarterly and annual consolidated financial statements. KPMG LLP (“KPMG”), AutoNation’s independent registered public accounting firm, is accountable to us and is responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of AutoNation in conformity with U.S. generally accepted accounting principles. KPMG also is responsible for auditing and reporting on internal control over financial reporting. We are solely responsible for selecting and reviewing the performance of AutoNation’s independent registered public accounting firm and, if we deem appropriate in our sole discretion, terminating and replacing the independent registered public accounting firm. We also are responsible for reviewing and approving the terms of the annual engagement of AutoNation’s independent registered public accounting firm, including the scope of audit and non-audit services to be provided by the independent registered public accounting firm and the fees to be paid for such services, and discussing with the independent registered public accounting firm any relationships or services that may impact the objectivity and independence of the independent registered public accounting firm.
In fulfilling our oversight role, we met and held discussions, both together and separately, with the Company’s management and KPMG. Management advised us that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and KPMG, both together and separately, in advance of the public release of operating results and filing of annual or quarterly reports with the SEC. We discussed significant matters with KPMG, including those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the rules of the SEC, and reviewed written communications from KPMG disclosing such matters.
KPMG also provided us with the written communications required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and we discussed with KPMG matters relating to their independence and considered whether their provision of certain non-audit services is compatible with maintaining their independence. In the written communications, KPMG confirmed its independence, and we determined that KPMG’s provision of non-audit services to AutoNation is compatible with maintaining their independence. We also reviewed reports by KPMG describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal quality-control review or external peer review or inspection performed by the PCAOB.

Based on our review with management and KPMG of AutoNation’s audited consolidated financial statements and KPMG’s report on such consolidated financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board of Directors that the audited consolidated financial statements be included in AutoNation’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
Audit Committee:
David B. Edelson, Chair
Claire Bennett
Lisa Lutoff-Perlo

ITEMS TO BE VOTED ON
PROPOSAL 1: ELECTION OF DIRECTORS
Our Board has nominated each of the following nine persons to stand for election for a term expiring at the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified: Rick L. Burdick, Claire Bennett, David B. Edelson, Robert R. Grusky, Norman K. Jenkins, Lisa Lutoff-Perlo, Michael Manley, G. Mike Mikan, and Jacqueline A. Travisano. Each of the nominees is willing and able to serve as a director of AutoNation. See “Board of Directors and Corporate Governance - Directors” for information regarding each of the director nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
Recommendation of the Board
The Board recommends that you vote “FOR” the election of each of the persons nominated by the Board.
PROPOSAL 2: RATIFICATION OF THE SELECTION OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. To fulfill this responsibility, the Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance, and independence and considers whether the independent registered public accounting firm should be rotated and the advisability and potential impact of selecting a different independent registered public accounting firm.
The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2026. KPMG has served in this capacity since May 6, 2003. In accordance with SEC rules and KPMG policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to our Company. For the lead audit engagement partner and the engagement quality control reviewing partner, the maximum number of consecutive years of service in that capacity is five years. In selecting the Company’s lead audit engagement partner pursuant to this rotation policy, management interviews candidates proposed by KPMG and recommends the final candidate to the Audit Committee. The Chair of the Audit Committee and, to the extent possible, all other members of the Audit Committee meet with the final candidate for the role, and the full Committee holds a discussion in executive session and with management regarding the final candidate and his or her qualifications.
The Audit Committee and the Board of Directors believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2026. Although not required by our organizational documents or applicable law, our Board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm, and we believe doing so is consistent with good corporate governance. If the selection of KPMG as our independent registered public accounting firm is not ratified by our stockholders, the Audit Committee will re-evaluate its selection, taking into consideration the stockholder vote on the ratification. However, the Audit Committee is solely responsible for selecting and terminating our independent registered public accounting firm and may do so at any time at its discretion. A representative of KPMG is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative also will be afforded an opportunity to make a statement, if he or she desires to do so.

Auditor Fees and Services
The Audit Committee is responsible for the compensation of the Company’s independent registered public accounting firm and oversees the audit fee negotiations associated with the Company’s retention of KPMG. The following table shows the fees for audit and other services provided by KPMG for fiscal years 2025 and 2024.

Fee Category	2025	2024
Audit Fees	$3,706,000	$3,267,750
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$3,706,000	$3,267,750
Audit Fees. This category includes fees billed for professional services rendered by KPMG for the audit of our consolidated financial statements, audit of our internal control over financial reporting, review of the unaudited condensed consolidated financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with acquisitions, new accounting or audit standards, and statutory or regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings. The increase in audit fees in 2025, as compared to 2024, was primarily attributable to audit fees incurred for comfort letters issued in connection with the senior notes issuances in February 2025 and November 2025.
Audit-Related Fees. No audit-related fees were billed by KPMG in 2025 or 2024.
Tax Fees. No tax fees were billed by KPMG in 2025 or 2024.
All Other Fees. No other fees were billed by KPMG in 2025 or 2024.
Policy for Approval of Audit and Permitted Non-Audit Services
Our Audit Committee’s policies require pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm other than services permitted under the de minimis exception under applicable SEC rules (which are approved by our Audit Committee prior to our independent registered public accounting firm’s completion of its annual audit). Under our Audit Committee’s policies, pre-approval generally is detailed as to the particular service or category of services and is subject to a specific budget. Under our Audit Committee’s policies, all tax planning services and services that do not constitute audit, audit-related, or tax-compliance services are subject to a formal bidding process and may not be provided by our independent registered public accounting firm unless our Audit Committee concludes that such services may be provided most effectively or economically by our independent registered public accounting firm and that the independence of our registered public accounting firm would not be affected adversely by the provision of such services. Our Audit Committee has delegated to its Chair the authority to approve, within guidelines and limits established by the Audit Committee, specific services to be provided by our independent registered public accounting firm and the fees to be paid. Any such approval must be reported to the Audit Committee at the next scheduled meeting. As required by Section 10A of the Exchange Act, our Audit Committee pre-approved all services provided by our independent registered public accounting firm during 2025 or 2024, and the fees paid for such services.
Recommendation of the Board
The Board recommends that you vote “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for us and our subsidiaries for 2026.

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Accordingly, we are asking our stockholders to approve the following advisory resolution:
“RESOLVED, that the stockholders of AutoNation, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, compensation tables, and associated narrative discussion set forth in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders.”
As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” we believe that our compensation programs appropriately reward executive performance and align the interests of our named executive officers and key employees with the long-term interests of our stockholders, while also enabling our Company to attract and retain talented executives.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and carefully consider the voting results when making future decisions regarding our executive compensation program. Pursuant to our policy of providing an annual advisory vote on executive compensation, we expect that our next advisory vote to approve named executive officer compensation will occur at our 2027 Annual Meeting of Stockholders.
Recommendation of the Board
The Board recommends that you vote “FOR” approval of the advisory resolution on named executive officer compensation set forth above.

PROPOSAL 4: APPROVAL OF THE
AUTONATION, INC. 2026 EMPLOYEE EQUITY AND INCENTIVE PLAN
Introduction
On January 28, 2026, the Board approved the AutoNation, Inc. 2026 Employee Equity and Incentive Plan (the “2026 Plan”), subject to stockholder approval at the Annual Meeting. The 2026 Plan was adopted to advance the interests of the Company by providing eligible individuals of the Company and its affiliates with an opportunity to acquire or increase a proprietary interest in the Company, and to receive performance-based cash and equity incentive compensation, in order to create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and to encourage such eligible individuals to remain in the employ of the Company or one or more of its affiliates.
If approved by our stockholders, the 2026 Plan will replace the AutoNation, Inc. 2017 Employee Equity and Incentive Plan (the “2017 Plan”), which will be discontinued at that time (but the outstanding awards under the 2017 Plan will continue to remain in effect in accordance with their terms). No additional awards will be granted under the 2017 Plan if the 2026 Plan is approved by our stockholders, but the remaining shares available under the 2017 Plan will be calculated as part of the share reserve under the 2026 Plan and remain available for issuance.
The material features of the 2026 Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2026 Plan which is attached as Annex B to this Proxy Statement. If our stockholders do not approve the 2026 Plan, it will not become effective, and the 2017 Plan will remain in effect in accordance with its terms.
The 2026 Plan and our related governance practices and policies aim to reflect certain “best practices” and, accordingly, include, among other features, the following:
•No Single Trigger Acceleration of Awards upon a Change in Control. Awards will not accelerate upon the occurrence of a change in control unless the awards are not assumed by an acquirer.
•No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
•No Repricing, Reloads, or Repurchases. The terms of the 2026 Plan prohibit the repricing of options or stock appreciation rights, including the cancellation or repurchase of an underwater option or stock appreciation right in exchange for cash. The terms of the 2026 Plan also prohibit the grant of an award with a reload feature.
•No Share Recycling for Net Exercise or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the 2026 Plan.
•Minimum Vesting and No Discretionary Authority to Accelerate Awards. All awards (except for 5% of the shares reserved under the 2026 Plan) will be granted with a minimum vesting period of at least 12 months and the Board has no discretionary authority to accelerate awards other than awards that are subject to accelerated vesting upon retirement, death, disability, or following a change in control.
•No Evergreen Provision. There is no evergreen or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2026 Plan are automatically replenished.
•No Automatic Grants. The 2026 Plan does not provide for automatic grants to any participant.
•Dividend Equivalents Subject to the Same Vesting Conditions as the Underlying Award: The 2026 Plan expressly provides that any dividend or dividend equivalents that apply in connection with any award are subject to the same vesting conditions that apply to the underlying awards. Such dividends and dividend equivalents are never paid unless the underlying award vests
•Clawback. Awards under the 2026 Plan are subject to any compensation recovery policies of the Company as discussed herein under “Compensation Discussion and Analysis - Policy Regarding Recoupment of Certain Incentive Compensation.”

•Stock Ownership Guidelines; Holding Requirement. As more fully described under “Compensation Discussion and Analysis - Executive Stock Ownership Guidelines,” the Board has established stock ownership guidelines for our Chief Executive Officer, President, and each Executive Vice President. These guidelines provide that until a covered executive meets the applicable threshold, he or she is expected to retain 50% of the shares, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable), received upon the vesting or settlement of the equity awards or the exercise of stock options.
Our long-term incentive award program is intended to align the interests of management with those of our stockholders. In furtherance of this objective, the Compensation Committee has considered, among other things, three key metrics in making equity grants under the 2026 Plan: “historical burn rate,” “dilution” and “overhang.”
•Historical Burn Rate. The historical burn rate is equal to the number of shares subject to equity awards granted during a period, assuming the target payout for performance units, in proportion to the Company’s outstanding shares as of the beginning of the fiscal year. The Company’s burn rate for fiscal year 2025 was 0.9%, and the Company’s three-year average burn rate for fiscal years 2023 through 2025 was 0.7%.
•Dilution: Dilution is calculated by dividing (i) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year and the number of shares available for future grants by (ii) the sum of the number of shares outstanding at the end of the fiscal year, the number of shares of outstanding equity awards, and the number of shares available for future grant. The Company’s three-year average dilution for fiscal years 2023 through 2025 was 6.9%.
•Overhang. The Company’s overhang is the number of shares subject to equity awards outstanding at fiscal year-end plus the number of shares available for future grants in proportion to the Company’s shares outstanding at fiscal year-end. As of the end of fiscal year 2025, the Company’s overhang was 7.3%.
We utilize equity compensation as a key tool to attract, retain, and motivate talent. The Board believes that the 2026 Plan will promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company’s stockholders and by providing participants with an incentive for outstanding performance. The Board believes it is in the best interest of the Company and its stockholders to approve the 2026 Plan.
The following table provides information regarding our existing equity plans as of March 2, 2026:

Equity Plan	Awards Outstanding	Shares Available for Issuance
AutoNation, Inc. 2014 Non-Employee Director Equity Plan	43,431	—
AutoNation, Inc. 2024 Non-Employee Director Equity Plan	21,656	378,344
AutoNation, Inc. 2017 Employee Equity and Incentive Plan	921,003	876,239
Total	986,090	1,254,583
Summary of the 2026 Plan
Purpose. The 2026 Plan is intended to advance the interests of the Company by providing eligible individuals of the Company and its affiliates with an opportunity to acquire or increase a proprietary interest in the Company, and to receive performance-based cash and equity incentive compensation, which is intended to create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and to encourage such eligible individuals to remain in the employ of the Company or one or more of its affiliates.
Term. On January 28, 2026, the Board adopted the 2026 Plan, subject to stockholder approval. If our stockholders approve the 2026 Plan, it will become effective as of April 28, 2026 and will replace the 2017 Plan. The 2026 Plan will terminate on April 28, 2036, unless amended prior to such date.
Plan Administration. The Board will administer the 2026 Plan and has in its sole discretion the full power and authority to (i) select the eligible employees and independent contractors of the Company (excluding non-employee directors) and any subsidiary or affiliate to whom awards may be granted; (ii) determine the type(s) of award to be granted to each participant; (iii) determine the number of shares to be covered by or relating to each award; (iv)

determine the vesting, exercisability, transferability, and payment of awards, including the authority to accelerate the vesting of awards; (v) determine the terms and conditions of any award granted; (vi) determine whether, to what extent and under what circumstances awards may be settled in cash, stock or other property or canceled or suspended, consistent with the terms of the 2026 Plan; (vii) determine whether, to what extent, and under what circumstances stock or cash paid to or gain realized by the participant based on an award will be returned to the Company; (viii) determine whether, to what extent, and under what circumstances a participant may be ineligible to retain an award; (ix) determine whether, to what extent, and under what circumstances payment of cash, stock, other property and other amounts payable with respect to an award made under the 2026 Plan will be deferred either automatically or at the election of the participant; (x) interpret and administer the 2026 Plan and any instrument or agreement entered into under the 2026 Plan; (xi) establish such rules, regulations and sub-plans and appoint such agents as it will deem appropriate for the proper administration of the 2026 Plan; and (xii) take all actions or make all other determinations required or provided for under the 2026 Plan or any award granted or award agreement entered into under the 2026 Plan. The interpretation and construction by the Board of any provision of the 2026 Plan or of any award granted or award agreement entered into will be final and conclusive.
The Board may from time to time appoint a committee or subcommittee consisting of not less than two (2) members of the Board, none of whom will be an officer or other salaried employee of the Company or any subsidiary, and, unless otherwise determined by the Board, each of whom will qualify in all respects as an “non-employee director” for purposes of Section 16(b) of the Exchange Act. The Board may delegate to such committee such powers and authorities related to the administration of the 2026 Plan. The Board or the committee may also delegate to such officers of the Company as it deems appropriate the authority to administer the 2026 Plan in whole or in part, subject to the requirements of applicable law or any stock exchange on which shares are traded, including but not limited to its authority to grant awards under the 2026 Plan other than the authority to grant any awards to any participant (a) who is subject to reporting under Section 16 of the Exchange Act or (b) is an officer provided with such delegated authority. In connection with the adoption of the 2026 Plan, the Board delegated to its Compensation Committee (referred to as the “Committee” in this section) all powers and authorities necessary, appropriate, or advisable to administer the 2026 Plan in all respects.
Eligibility. Awards may be granted under the 2026 Plan to any employee of the Company or any subsidiary or affiliate as the Board will determine and designate from time to time. Awards (other than incentive stock options) may also be granted to independent contractors performing services for the Company or any subsidiary or affiliate as determined by the Board. Non-employee directors of the Company are not eligible to receive awards under the 2026 Plan. As of February 28, 2026, approximately 205 employees (including approximately 200 employees and 5 executive officers) were eligible under the current criteria to receive awards under the 2017 Plan and these figures would be the same under the 2026 Plan (i.e., the effectiveness of the 2026 Plan will not impact the approximate number of eligible individuals). Non-employee directors of the Company are not eligible to receive awards under the 2026 Plan.
Shares Authorized. The maximum number of shares of common stock that may be issued pursuant to awards granted under the 2026 Plan shall be 1,275,000 shares of Company common stock plus the number of shares of Company common stock remaining available for grant under the 2017 Plan as of the effective date for the 2026 Plan (collectively, the “Share Reserve”), provided that no more than 750,000 shares of our common stock may be granted as incentive stock options, in each case subject to certain equitable adjustments as provided in the 2026 Plan. As shown in the table above, as of March 2, 2026, 876,239 shares remained available for issuance under the 2017 Plan. Any shares issued in respect of awards will be counted against the Share Reserve as one (1) share for every one (1) share subject to such award. To the extent that an award is settled in cash rather than in shares, the Share Reserve will remain unchanged. Upon the approval of the 2026 Plan by the stockholders of the Company, no further awards may be granted under the 2017 Plan.
If any shares underlying an award, including any award made under the 2026 Plan and any award that is outstanding under the 2017 Plan as of the effective date of the 2026 Plan, are forfeited, canceled, or exchanged, or if an award otherwise terminates or expires without a distribution of shares to the participant, the shares with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, termination, or expiration, again be available for awards under the 2026 Plan. However, shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award, as well as shares repurchased by the Company using stock option exercise proceeds, whether the award was made under the 2026 Plan or the 2017 Plan, will be counted against the Share Reserve and will not again be available for issuance or delivery under the 2026 Plan. In the event that a “stock appreciation right” is issued and settled by the delivery of a net number of shares, only the shares underlying such “stock appreciation right” that are actually delivered will be counted against the Share Reserve and will not again be available for issuance or delivery under the 2026 Plan. Further, shares issued under the 2026 Plan through the settlement, assumption, or substitution of outstanding awards in connection with the acquisition by the Company of another entity will not reduce the maximum number of shares available for delivery under the 2026 Plan.
Individual Limits. The maximum number of shares subject to awards that may be granted during any calendar year under the 2026 Plan to any executive officer or other employee of the Company or its affiliates whose compensation is or may be subject to Section 162(m) is 2,000,000 shares, subject to certain equitable adjustments. With respect to cash-based awards, the maximum value of the aggregate payment that any participant may receive in respect of any annual performance period is $20,000,000 and for any performance period in excess of one (1) year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve (12).
Types of Awards. There may be granted options (non-qualified stock options and incentive stock options), stock appreciation rights, restricted stock, restricted stock units, other stock-based awards (including but not limited to dividend equivalents, performance units, and other long-term stock-based awards), and cash-based awards, which we refer to collectively as “awards.”
•Options. An “option” is the right to purchase shares of stock at a specified purchase price. An option intended to constitute an incentive stock option within the meaning of Section 422 of the Code will qualify as an incentive stock option only to the extent that the aggregate fair market value of the stock at the time of grant with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year does not exceed $100,000. The purchase price of each share subject to an option will be not less than 100 percent of the fair market value of a share on the grant date (or, as to incentive stock options granted to a greater than 10% stockholder, 110% of the fair market value). No incentive stock options will be granted to any person who is not an employee of the Company or its subsidiaries. The terms and conditions of each option will be set forth in an award agreement.
•Stock Appreciation Rights. A “stock appreciation right” is the right to be paid an amount measured by the appreciation in the fair market value of a share from the date of grant to the date of exercise of the right, with payment to be made in cash and/or share(s). The exercise price for each share underlying the stock appreciation right will not be less than one hundred percent (100%) of the fair market value per underlying share on the grant date. The terms and conditions of each stock appreciation right will be set forth in an award agreement.
•Restricted Stock. A share of “restricted stock” is a share subject to certain restrictions and to a risk of forfeiture. The Board may, upon such terms and conditions as it determines, provide that a certificate or certificates representing the shares underlying a restricted stock award will be registered in the participant’s name and bear an appropriate legend specifying that such shares are not transferable, or that such certificate or certificates will be held in escrow by the Company on behalf of the participant until such shares become vested or are forfeited. The terms and conditions of each award of restricted stock will be set forth in an award agreement.
•Restricted Stock Units. A “restricted stock unit” (referred to as an “RSU”) is a right to receive shares or a cash payment equal to the fair market value of such shares at the end of a specified period which right may be subject to the attainment of performance goals or other terms and conditions as the Board will determine. The terms and conditions of each award of restricted stock units will be set forth in an award agreement.
•Other Stock-Based Awards and Cash-Based Awards. “Other stock-based award” means an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the common stock of the Company, including but not limited to performance units or dividend equivalents, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms and conditions as permitted under the 2026 Plan. The terms and conditions of each other stock-based award will be set forth in an award agreement. “Cash-based award” means an award granted to a participant, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the 2026 Plan. The terms and conditions of a cash-based award may be set forth in an award agreement.

Performance Goals. “Performance goals” mean the criteria and objectives, determined by the Committee, which must be met during the applicable performance period as a condition of the participant’s receipt of payment with respect to an award. “Performance period” means the twelve (12) or thirty-six (36) month periods commencing on each January 1, or such other periods as the Committee will determine, including, but not limited to, shorter performance periods for new hires. Performance goals may include, without limitation, any or all of the following or any combination thereof, or any increase or decrease of one or more of the following over a specified period: net income (before or after taxes); operating income; gross margin; earnings before all or any of interest, taxes, depreciation, and/or amortization (“EBT,” “EBIT,” “EBITA,” or “EBITDA”); profit; revenue; unit sales; product sales; cash flow; return on equity; return on assets; return on capital; return on invested capital; earnings from continuing operations; earnings per share; total shareholder return; working capital; cost reduction goals or levels of expenses, costs or liabilities; market share; asset management (e.g., inventory and receivable levels); customer loyalty; and customer satisfaction.
The performance goals may relate to the performance of the Company, a subsidiary, any portion of the business (including a store or franchise), product line, or any combination thereof and may be expressed on an aggregate, per share (outstanding or fully diluted), or per unit basis. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria, the attainment of a percentage increase or decrease in the particular criteria, or may be applied to the performance of the Company, a subsidiary, a business unit, product line, or any combination thereof, relative to a market index, a group of other companies (or their subsidiaries, business units, or product lines), or a combination of the foregoing, all as determined by the Committee. Performance goals may include a threshold level of performance below which no payment shall be made, levels of performance below the target level but above the threshold level at which specified percentages of the award will be paid, a target level of performance at which the full award will be paid, levels of performance above the target level but below the maximum level at which specified multiples of the award will be paid, and a maximum level of performance above which no additional payment will be made. Performance goals may also specify that payments for levels of performances between specified levels will be interpolated.
The Board will determine whether, or to what extent, the performance goals are achieved, and the Board will have the authority to make appropriate equitable adjustments in the performance goals under an award to reflect the impact of unusual or infrequently occurring items not reflected in such goals. For purposes of the 2026 Plan, unusual or infrequently occurring items is defined as the following:
•any profit or loss attributable to acquisitions or dispositions of stock or assets;
•any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company or its subsidiaries after the goal is established;
•all items of gain, loss, or expense for the year related to restructuring charges for the Company or its subsidiaries;
•unusual or infrequently occurring items in accordance with generally accepted accounting principles;
•gains or charges associated with discontinued operations or with the obtaining or losing control of a business;
•the impact of capital expenditures;
•the impact of share repurchases and other changes in the number of outstanding shares;
•goodwill and other impairment charges;
•(1) all transaction costs directly related to acquisitions, (2) all restructuring charges directly related to acquisitions, (3) all charges and gains arising from the resolution of acquisition-related contingent liabilities identified as of the acquisition date, and (4) all other charges directly related to acquisitions;
•the impact of any discrete income tax charges or benefits identified during the performance period (or during any period that the performance period is being compared to);
•other objective income, expense, asset, liability and/or cash flow adjustments as may be consistent with the purposes of the performance goals set for the given performance period and specified by the Committee, which may include adjustments that would cause one or more of the performance goals to be considered “non-GAAP financial measures” under rules promulgated by the Securities and Exchange Commission; and
•such other items as may be selected by the Board.
Change in Control. Except as otherwise provided in an award agreement,
•Continuation/Assumption/Substitution of Awards. With respect to each outstanding award that is continued, assumed, or substituted in connection with a change in control (as defined in the 2026 Plan),
◦upon the occurrence of a change in control, for awards that are subject to performance goals, (1) the performance goals will be deemed to be achieved at the greater of target or actual levels of performance as of the date of the change in control and (2) the awards will vest in full at the end of the applicable performance period, subject to the participant’s continued employment; and
◦if within twenty-four (24) months following such change in control, a participant’s employment or service is terminated without cause or the participant resigns with good reason (as defined in the 2026 Plan), all of the participant’s outstanding equity awards which have not yet vested will immediately vest and become exercisable and all restrictions on such awards will immediately lapse.
•No Continuation/Assumption/Substitution of Awards. With respect to each outstanding award that is not continued, assumed, or substituted in connection with a change in control, all of the participant’s outstanding equity awards which have not yet vested will immediately vest and become exercisable and all restrictions on such awards will immediately lapse (if applicable, assuming achievement of performance goals at the greater of target or actual levels of performance as of the date of the change in control).
Amendment and Termination. The Board may amend, suspend, or terminate the 2026 Plan at any time, but no amendment will, without stockholder approval, increase the total number of shares reserved for issuance under the 2026 Plan, change the requirements as to eligibility to receive options that are intended to qualify as incentive stock options, increase the maximum number of shares in the aggregate that may be issued pursuant to options that are intended to qualify as incentive stock options, or modify the 2026 Plan so that the terms of the 2026 Plan would not satisfy the requirements of any rules of the stock exchange on which shares are traded, or any other applicable law. No amendment, suspension, or termination of the 2026 Plan will, without the consent of the holder of the award, impair rights or obligations under any award granted under the 2026 Plan.
Limitations on Repricing, Reloads and Repurchases. The Board may not, without first obtaining the approval of the Company’s stockholders, do any of the following:
•reprice (or cancel and regrant) any option, stock appreciation right, or other stock-based award at a lower exercise price;
•take any other action (including by way of an amendment, cancellation, repurchase, or replacement grant) that has the effect of repricing an option, stock appreciation right, or other stock-based award at a lower exercise price;
•grant any option, stock appreciation right, or other stock-based award that contains a so-called “reload” feature under which additional options, stock appreciation rights, or other stock-based awards are granted automatically to the participant upon exercise of the original option, stock appreciation right, or other stock-based award; or
•at any time when the exercise price of an option or the stock appreciation right is above the fair market value of a share of the Company’s common stock, cancel, exchange, buyout, or surrender outstanding options or stock appreciation rights in exchange for cash, other awards, or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or the stock appreciation right.
Clawback. Awards shall be subject to recoupment in accordance with the AutoNation, Inc. Amended and Restated Policy Regarding Recoupment of Certain Incentive Compensation, as in effect and as may be amended from time to time (discussed under “Compensation Discussion and Analysis - Policy Regarding Recoupment of Certain Incentive Compensation”), and any other or successor compensation recovery policy adopted by the Company from time to time, including, without limitation, policies adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.
Certain Federal Income Tax Consequences
The following discussion addresses only the general federal income tax consequences relating to participation under the 2026 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. Further, the summary below does not address the impact of state and local taxes, or the federal alternative minimum tax and is not intended as tax advice to participants under the 2026 Plan.
Non-Qualified Stock Options. With respect to non-qualified stock options (“NQSOs”), no income for federal income tax purposes will be recognized by the optionee (and no deduction will be permitted by the Company) upon the grant of the NQSOs. The excess, if any, of the fair market value of our common stock on the date the NQSO is exercised over the NQSO exercise price will be taxable as ordinary income to the optionee and will be deductible by us as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.
Incentive Stock Options. With respect to incentive stock options (“ISOs”), if the optionee does not make a “disqualifying disposition” of stock acquired on exercise of such ISO, no income for federal income tax purposes will be recognized by the optionee upon the grant or exercise of the ISO (except that the amount, if any, by which the fair market value of our common stock at time of exercise exceeds the ISO exercise price will be a tax preference item under the alternative minimum tax rules). In the event of a subsequent sale of the stock received upon exercise, any amount realized in excess of the ISO exercise price will be taxed as long-term capital gain. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the ISO.
A “disqualifying disposition” will occur if the optionee makes a disposition of the shares received upon exercise within two years from the date of the grant of the option or within one year after the exercise in respect of such shares. If a disqualifying disposition is made, the excess, if any, of the fair market value of our common stock at the time the option is exercised (or, if less, the amount realized upon disposition of the common stock) over the ISO exercise price will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.
Stock Appreciation Rights. With respect to stock appreciation rights (“SARs”), no income for federal income tax purposes will be recognized by the participant (and no deduction will be permitted by the Company) upon the grant of the SAR. The fair market value of the shares issued or the amount of cash paid upon exercise of such rights will be taxable as ordinary income to the holder of the rights and generally will be deductible by us, in each case as of the date of exercise. Gain or loss on the subsequent sale of any such shares will be eligible for capital gain or loss treatment by the recipient and will have no federal income tax consequences to us.
Restricted Stock. A participant who receives a grant of restricted stock will not recognize taxable income at the time of grant, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). A participant’s rights in restricted stock awarded are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant. However, the participant may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the participant does not make a Code Section 83(b) election within 30 days of receipt of the restricted shares, the fair market value of the shares on the date the restrictions lapse, less any amount paid by the participant for the shares, will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse. We generally will be entitled to a compensation deduction for the amount of compensation income the participant recognizes as long as the amount constitutes reasonable compensation.
Restricted Stock Units and Cash-Based Awards. The recipient of a grant of restricted stock units or cash-based awards will not recognize taxable income, and we will not be entitled to a deduction, with respect to a grant on the date of the grant. Upon the payout of the award, the recipient will realize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the amount of cash or stock received.
Other Share-Based Awards. The recipient of a grant of an other share-based award will not realize taxable income, and we will not be entitled to a deduction, with respect to a grant on the date of the grant. The recipient will realize ordinary income for the amount of stock received less any amount paid for the stock, and generally we will be entitled to a corresponding deduction, at such time as the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier.
New Plan Benefits
Awards under the 2026 Plan will be made by the administrator in its discretion and the amount of any such awards will depend on a number of factors, including the fair market value of our shares of common stock on future dates. Accordingly, the benefits under the 2026 Plan are not determinable at this time.
Equity Compensation Plans
The following table provides information as of December 31, 2025, regarding shares of our common stock authorized for issuance under our equity compensation plans: As of December 31, 2025, no equity securities were authorized for issuance under equity compensation plans not approved by security holders.

EQUITY COMPENSATION PLANS
	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders	1,029,153 (1)	$—(2)	1,532,469 (3)
(1)    Includes 966,753 shares granted under the AutoNation, Inc. 2017 Employee Equity and Incentive Plan (the “2017 Plan”), 50,424 shares granted under the AutoNation, Inc. 2014 Non-Employee Director Equity Plan (the “2014 Plan”), and 11,976 shares granted under the AutoNation, Inc. 2024 Non-Employee Director Equity Plan (the “2024 Plan”) that are issuable upon settlement of outstanding restricted stock units (“RSUs”).
(2)    The Company had no outstanding stock options or other awards that require the payment of a cash exercise price as of December 31, 2025. All outstanding awards are RSUs, which have no exercise price.
(3)    Includes 1,144,445 shares available under the 2017 Plan and 388,024 shares available under the 2024 Plan. Shares available for grant under each plan have been reduced by the maximum payout of outstanding performance-based equity awards.
Recommendation of the Board
The Board recommends that you vote “FOR” approval of the AutoNation, Inc. 2026 Employee Equity and Incentive Plan.

PROPOSAL 5: STOCKHOLDER PROPOSAL
The stockholder proposal set forth below was submitted to the Company by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, a purported owner of “no fewer than” 100 shares of our common stock, or approximately 0.0003% of our outstanding shares. Mr. Chevedden’s proposal is printed below verbatim, and we have not endeavored to correct any inaccurate statements that may be contained therein. The Company is not responsible for the contents of this proposal or the supporting statement. Our Board has recommended a vote against the proposal for the reasons set forth following the proposal.
“Proposal 5 - Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as soon as possible.
The Chairman of the Board shall be an Independent Director. A Lead Director shall not be a substitute for an independent Board Chairman.
The Board shall have the discretion to select an interim Chairman of the Board, who is not an Independent Director, to serve while the Board is required to seek an Independent Chairman of the Board on an accelerated basis. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition although it is better to adopt it now.
An independent Board Chairman at all times improves corporate governance by bringing impartiality, objective oversight, and external expertise to board decisions, mitigating conflicts of interest, enhancing transparency, and boosting shareholder confidence.
This detached perspective allows the chairman to focus on shareholder interests, strengthen management accountability, and provide critical checks and balances, ultimately contributing to long-term sustainability and credibility.
Unfavorable news reports regarding AutoNation emerged in 2025 which can be an incentive for a transition.
In February 2025, AutoNation dealerships in California settled a lawsuit with six county district attorneys for $650,000 over repeated delays in transferring used car titles to buyers. The issue affected thousands of customers and prevented them from establishing legal ownership of their cars.
2025 online reviews frequently reflect subpar experiences with AutoNation, leading to low scores on third-party sites. Complaints include lengthy wait times, poor communication, and unresolved vehicle issues shortly after purchase.
A bias lawsuit against AutoNation was allowed to proceed to court after a federal appeals court affirmed that a law curbing arbitration agreements could keep the case out of private arbitration. Reports noted a declining trend in gross profit per vehicle retailed (PVR) and profit margins for both new and used cars. Profitability moderated in 2025, particularly for new vehicles, due to shifts in product mix towards domestic and battery electric vehicles. Used vehicle profitability was also down due to higher acquisition costs.
A July 2025 analysis noted a weak balance sheet and free cash flow that has been “hovering around negative” over the past year. AutoNation debt ratios have also increased.
Analysts questioned some of AutoNation’s strategic moves, such as shedding collision centers and taking on increased credit exposure, which could raise credit-risk concerns.

A July 2025 article on Seeking Alpha highlighted weaknesses in AutoNation’s balance sheet, citing weak gross profit trends on vehicle sales and concerns over its debt-to-equity ratio and negative free cash flow over the prior year.
Please vote yes:
Independent Board Chairman - Proposal 5”

Board of Directors’ Response
The Board believes that adoption of the proposal is unnecessary and not in the best interests of the Company or its stockholders.
The Board is committed to independent Board leadership and currently has, and since 2021 has had, an independent Chairman. Under our Corporate Governance Guidelines, the general policy of the Board is that the Chairman of the Board should be an Independent Director. In addition, our Corporate Governance Guidelines require the selection of a Lead Independent Director in the event the Chairman of the Board is not independent. In the event a Lead Independent Director is appointed, such director has comprehensive and clearly defined responsibilities set forth in our Corporate Governance Guidelines.
The Board also recognizes that a commitment to strong corporate governance standards is an essential element in carrying out its responsibilities and has adopted robust corporate governance practices to further support strong independent Board leadership and accountability.
In addition, given the Board’s unique understanding of the Company’s strategy, industry and needs, and its nuanced knowledge of its member’s qualifications and capabilities, the Board is best positioned to determine its leadership structure and believes continued flexibility to select the appropriate leadership structure is fundamental to exercising the Board’s oversight responsibilities. The rigid standard imposed by this proposal would constrain the Board from having the flexibility to adjust its leadership structure to best meet the needs of the Company and prioritize the interests of its stockholders in light of the current circumstances and challenges confronting the Board and the Company.
For these reasons, the Board believes the rigid approach to the Board’s leadership structure requested by the proposal is not necessary and not in the best interest of our stockholders. The Board has a demonstrated commitment to strong, independent Board leadership and believes it is best positioned to determine the most effective leadership structure for the Company in consideration of the relevant circumstances facing the Company at any given time.
Recommendation of the Board
    The Board recommends that you vote “AGAINST” this stockholder proposal.

PROPOSAL 6: STOCKHOLDER PROPOSAL
The stockholder proposal set forth below was submitted to the Company by Green Century Capital Management, Inc. (“Green Century”), 114 State Street, Suite 200 Boston, MA 02109, on behalf of the Green Century Equity Fund a purported owner of shares of our common stock worth at least $25,000. The proposal submitted by Green Century is printed below verbatim, and we have not endeavored to correct any inaccurate statements that may be contained therein. The Company is not responsible for the contents of this proposal or the supporting statement. Our Board has recommended a vote against the proposal for the reasons set forth following the proposal.
“Whereas: Economic losses from natural disasters attributed to climate change were nearly $750 billion over the last five years.1 Studies expect 2°C of warming to reduce cumulative economic output by nearly 40% and cost over $38 trillion annually by 2049.2 Without action, the planet is expected to reach 3°C of warming by the end of the century.3
A warming climate is associated with systemic and enterprise risks including supply chain disruptions, reduced resource availability, lost productivity, infrastructure damage, and an increase in severe weather that disrupts operations. AutoNation notes in its 10-K that climate change “may serve as a risk multiplier increasing the frequency, severity, and duration of... adverse weather events that may affect our business operations.”4
AutoNation’s 10-K also states that its business is subject to risk of property loss and underinsured losses due to the physical risks of climate change.5 The Company’s stores and revenue are concentrated in states with above average climate vulnerability, including Florida, California, and Texas.6 CARFAX estimated that Hurricane Helene damaged 138,000 vehicles across six states, with the highest rate of damage occurring in Florida.7 Insurers are passing on rising costs, and auto insurance rates have risen faster than inflation over the past 15 years.8
AutoNation further recognizes that climate change will lead to mitigative governmental initiatives and changing consumer preferences that could adversely impact business.9 California legislation will require AutoNation to publish its greenhouse gas (GHG) emissions and report on climate mitigation strategies.10
While AutoNation has adopted initiatives to reduce energy consumption and increase recycling, the Company does not disclose its GHG emissions or reduction targets.11
11,766 companies have set or committed to setting GHG emission reduction targets with the Science Based Targets initiative, and the number of companies setting near-term targets nearly doubled between December 2023 and the end of Q2 2025.12 Competitors CarMax, Group 1, and Penske Automotive Group have either set GHG emissions reduction targets or begun disclosing GHG emissions.13
1 https://www.ncei.noaa.gov/access/billions/
2 https://iopscience.iop.org/article/10.1088/1748-9326/adbd58; https://www.nature.com/articles/s41586-024-07219-0
3 https://www.bcg.com/publications/2025/investing-in-climate-action?utm_source=university&utm_medium=partner&utm_campaign=climate&utm_description=website&utm_topic=climate_sustainability&utm_geo=global&utm_content=cambridge-coi-report-25-updated
4 https://s22.q4cdn.com/689426802/files/doc_financials/2024/ar/AutoNation-2025-Annual-Report.pdf, 22.
5 https://s22.q4cdn.com/689426802/files/doc_financials/2024/ar/AutoNation-2025-Annual-Report.pdf, 22.
6 https://s22.q4cdn.com/689426802/files/doc_financials/2024/ar/AutoNation-2025-Annual-Report.pdf, 6; https://map.climatevulnerabilityindex.org/map/cvi_overall/california?mapBoundaries=Tract&mapFilter=0&reportBoundaries=Tract&geoContext=State
7 https://www.carfax.com/press/hurricane-helene
8 https://yaleclimateconnections.org/2025/01/nobodys-insurance-rates-are-safe-from-climate-change/
9 https://s22.q4cdn.com/689426802/files/doc_financials/2024/ar/AutoNation-2025-Annual-Report.pdf, 17
10 https://ww2.arb.ca.gov/our-work/programs/california-corporate-greenhouse-gas-ghg-reporting-and-climate-related-financial
11 https://s22.q4cdn.com/689426802/files/doc_financials/2024/AN25_ESG-Report_FINAL_9_23.pdf
12 https://sciencebasedtargets.org/target-dashboard; https://sciencebasedtargets.org/news/227-jump-in-companies-setting-comprehensive-climate-targets-as-corporate-climate-planning-accelerates
13 https://investors.carmax.com/news-and-events/news/news-details/2025/CarMax-Releases-2025-Responsibility-Report/default.aspx; https://www.group1corp.com/image/2024_Group_1_Corporate_Responsibility_Report_FINAL.pdf, 9; https://www.penskeautomotive.com/user_area/content_media/raw/pag_2023corporateresponsibilityreport.pdf

To appropriately respond to climate-related risks and opportunities, remain competitive and protect long-term shareholder value, AutoNation should take additional action to catch up with peers and mitigate the physical risks to its operations and transition risks associated with the global shift to a clean energy economy.
RESOLVED: Shareholders request that AutoNation issue a GHG report disclosing current GHG emissions and any targets for measurably reducing them. The report should be updated annually, prepared at reasonable cost, and omit proprietary information.
Supporting Statement: Proponent recommends, at board and management discretion, that the report includes emissions from vehicles sold or rented by the company.”

Board of Directors’ Response
The Board believes that adoption of the proposal is unnecessary and not in the best interests of the Company or its stockholders.
The Company is committed to conducting operations in an ethical and responsible way, and is sensitive to the needs of the environment, the communities in which we operate, our customers, our suppliers, our shareholders, and our associates. The Company provides meaningful information about its environmental impact and sustainability efforts through various public disclosures, including its most recent Corporate Responsibility Report. As described in the report, the Company prioritizes sustainable solutions to support long-term operational efficiency and reduce its environmental footprint. Specifically, the Company has a dedicated Environmental, Health and Safety Compliance program, including training and consulting support, designed to reduce our environmental impact.
As highlighted in the report, the Company has implemented a variety of energy efficiency solutions designed to reduce its overall energy consumption, including high efficiency fixtures, LED lighting, occupancy sensors, energy efficient glass, and the utilization of solar power at certain dealerships. The Company also seeks to maximize its recycling efforts and hazardous waste management in every facet of its auto sales, service, and repair business.
In addition, the Company has a number of policies that document its commitment to sustainability efforts, including the Environmental, Health and Safety Policy and the Human Rights Policy, which are available at the Company’s investor relations website. Further, the Company participates in available manufacturer EV programs to offer wide variety of sustainable mobility options, including electric vehicles and hybrid vehicles, and has installed electrical infrastructure upgrades and customer-facing EV charging capabilities at locations throughout the country.
The Board has considered the proposal and has determined that producing the report requested by this proposal would be burdensome and an unnecessary use of the Company’s resources without a commensurate benefit in light of the Company’s existing public disclosure regarding its environmental impact and sustainability efforts. Accordingly, the Board does not believe that such additional disclosure is in the best interests of the Company and its stockholders.
Recommendation of the Board
    The Board recommends that you vote “AGAINST” this stockholder proposal.

OTHER MATTERS
We are not aware of any other matters that will be properly brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, Mr. Manley and Mr. Edmunds will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment. Mr. Manley and Mr. Edmunds were designated to be your proxy holders by our Board of Directors.
HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT
The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs.
Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household. If you would like to receive a separate Notice or set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 866-540-7095 and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.
If you would like to receive a copy of our 2025 Annual Report or this Proxy Statement, please contact our Investor Relations by mail at Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, Florida 33301 or by telephone at (954) 769-2227, and we will send a copy to you without charge. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for the purpose of the Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials.
ATTENDING THE 2026 ANNUAL MEETING OF STOCKHOLDERS OF AUTONATION, INC.
The 2026 Annual Meeting of Stockholders of AutoNation, Inc. will be held in a virtual format only, on Tuesday, April 28, 2026, at 8:00 a.m. Eastern Time. You are entitled to attend the virtual Annual Meeting only if you were an AutoNation stockholder as of the record date or you hold a valid proxy for the Annual Meeting.
We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. To attend, vote, and submit questions at the Annual Meeting, please log in to www.virtualshareholdermeeting.com/AN2026 using the control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. Online access to the Annual Meeting will begin approximately 15 minutes prior to the start of the Annual Meeting. As part of the Annual Meeting, we will hold a live Q&A session during which we intend to answer questions submitted during the Annual Meeting that are pertinent to the Company and meeting matters, as time permits. We will offer live technical support for all stockholders attending the Annual Meeting. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our Investor Relations website, investors.autonation.com, including information on when the meeting will be reconvened.
We encourage you to vote your proxy via the Internet, by telephone, or by mail prior to the Annual Meeting, even if you plan to attend the virtual Annual Meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be provided in our meeting rules of conduct, which stockholders can view during the Annual Meeting at the meeting website.

Annex A
Annex A — Reconciliation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, this Proxy Statement contains certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the tables below. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results excluding the impact of items not related to the Company’s ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting.

	2025	2024	Variance
Operating Income (GAAP)	$1,239.9	$1,305.5
Increase in compensation expense related to market valuation changes in deferred compensation obligations	19.7	15.0
Asset impairments and other adjustments	192.7	12.5
Cybersecurity insurance recoveries	(80.0)	—
One-time costs associated with CDK outage	—	42.8
Acquisition-related expenses	8.0	—
Severance expenses	6.6	5.5
Self-insurance related losses	—	11.7
Business/property-related items:
Net gains on dispositions, net of asset impairments	—	(46.7)
Loss from operations resulting from dispositions	—	2.4
Adjusted Operating Income (Non-GAAP)	$1,386.9	$1,348.7	3%

Net Income (GAAP)	$649.1	$692.2
Asset impairments and other adjustments	161.7	9.4
Cybersecurity insurance recoveries	(60.5)	—
One-time costs associated with CDK outage	—	32.3
Acquisition-related expenses	6.0	—
Severance expenses	5.3	4.2
Net loss on equity investments	8.7	5.1
Self-insurance related losses	—	8.8
Income tax adjustments	—	(5.0)
Business/property-related items:
Net gains on dispositions, net of asset impairments	—	(35.3)
Loss from operations resulting from dispositions	—	2.3
Adjusted Net Income (Non-GAAP)	$770.3	$714.0	8%

Diluted EPS (GAAP)	$17.04	$16.92
Asset impairments and other adjustments	$4.24	$0.23
Cybersecurity insurance recoveries	$(1.59)	$—
One-time costs associated with CDK outage	$—	$0.79
Acquisition-related expenses	$0.16	$—
Severance expenses	$0.14	$0.10
Net loss on equity investments	$0.23	$0.12
Self-insurance related losses	$—	$0.22
Income tax adjustments	$—	$(0.12)
Business/property-related items:
Net gains on dispositions, net of asset impairments	$—	$(0.86)
Loss from operations resulting from dispositions	$—	$0.06
Adjusted Diluted EPS (Non-GAAP)(1)	$20.22	$17.46	16%
(1) Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
A-1

Annex B

AUTONATION, INC.
2026 EMPLOYEE EQUITY AND INCENTIVE PLAN
AutoNation, Inc. (the “Company”) hereby adopts this AutoNation, Inc. 2026 Employee Equity and Incentive Plan (the “Plan”), the terms of which are set forth herein. To the extent not otherwise defined herein, capitalized terms are defined in Section 24 of the Plan.
The Plan, in the form set forth herein, has been adopted and approved by the Board of Directors and shall become effective as of April 28, 2026 (“Effective Date”), subject to the requisite approval of stockholders of the Company as of such date.
1.PURPOSE
The Plan is intended to advance the interests of the Company by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Company, and to receive performance-based cash incentive compensation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and will encourage such eligible individuals to remain in the employ of the Company or one or more of its Affiliates.
Pursuant to the provisions hereof, there may be granted Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards (including but not limited to dividend equivalents, performance units and other long-term stock-based awards) and Cash-Based Awards (collectively, “Awards”); excluding, however, reload or other automatic Awards made upon exercise of Options, which Awards shall not be granted under the Plan. Each Option shall be an Option that is not intended to constitute an “incentive stock option” (“Incentive Stock Option”) within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently-enacted tax statute, as amended from time to time (the “Code”), unless such Option is granted to an employee of the Company or a “subsidiary corporation” (a “Subsidiary”) thereof within the meaning of Section 424(f) of the Code and is specifically designated at the time of grant as being an Incentive Stock Option. Any Option so designated shall constitute an Incentive Stock Option only to the extent that it does not exceed the limitations set forth in Section 6 below.
2.ADMINISTRATION
(a)    BOARD. The Plan shall be administered by the Board of Directors of the Company (the “Board”), which in its sole discretion shall have the full power and authority to (i) select the eligible employees and independent contractors of the Company (excluding non-employee directors) and any Subsidiary or Affiliate to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of shares of Stock to be covered by or relating to each Award granted hereunder; (iv) determine the vesting, exercisability, transferability, and payment of Awards, including the authority to accelerate the vesting of Awards; (v) determine the terms and conditions, of any Award granted hereunder including, without limitation, Performance Goals and periods applicable to an Award; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, Stock or other property or cancelled or suspended, consistent with the terms of the Plan; (vii) determine whether, to what extent, and under what circumstances shares of Stock or cash paid to or gain realized by the Participant based on an Award shall be returned to the Company; (viii) determine whether, to what extent, and under what circumstances a Participant may be ineligible to retain an Award; (ix) determine whether, to what extent, and under what circumstances payment of cash, Stock, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (x) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (xi) establish such rules, regulations and sub-plans and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xii) take all other actions or make all other determinations required or provided for under the Plan or any Award granted or Award Agreement entered into under the Plan, not inconsistent with the specific terms and provisions of the Plan, deemed by the Board to be necessary or appropriate to the administration of the Plan or any Award granted or Award Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Award granted or Award Agreement entered into hereunder shall be final and conclusive.
(b)    COMMITTEE. The Board may from time to time appoint a committee or subcommittee (the “Committee”) consisting of not less than two (2) members of the Board, none of whom shall be an officer or other salaried employee of the Company or any Subsidiary, and, unless otherwise determined by the Board, each of whom shall qualify in all respects as an “non-employee director” for purposes of Section 16(b) of the Exchange Act. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of the Company and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company’s Certificate of Incorporation and By-Laws, and with applicable law.
(c)    NO LIABILITY. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan or an Award, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, consistent with the Certificate of Incorporation and to the maximum extent permitted by applicable law (as it now exists or may hereafter be amended), be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
(d)    DELEGATION.
(i)    In the event that the Plan, any Award granted, or Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 2(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive. To the extent the Board has delegated to the Committee the administration of the Plan, where applicable references herein to the Board shall be deemed to refer to the Committee.
(ii)    The Board or the Committee may also delegate to such officers of the Company as it deems appropriate the authority to administer the Plan in whole or in part, subject to the requirements of applicable law or any stock exchange on which the Stock is traded, including but not limited to its authority to grant Awards under the Plan other than the authority to grant Awards to any Participant (a) who is subject to reporting under Section 16 of the Exchange Act or (b) is an officer provided with such delegated authority.
3.STOCK
(a)    The stock that may be issued pursuant to Awards granted under the Plan shall be shares of common stock, $0.01 par value, of the Company (the “Stock”), which shares may be treasury shares or authorized but unissued shares. The maximum number of shares of Stock that may be issued pursuant to Awards granted under the Plan shall be 1,275,000 shares of Company Stock plus the number of shares of Company Stock remaining available for grant under the Prior Plan as of the Effective Date (collectively, the “Share Reserve”), provided that no more than 750,000 shares of Company Stock may be granted as Incentive Stock Options, in each case subject to adjustment as provided in Section 17 below. Any shares of Stock issued in respect of Awards shall be counted against the Share Reserve as one (1) share for every one (1) share subject to such Award. To the extent that an Award is settled in cash rather than in shares of Stock, the Share Reserve shall remain unchanged. Upon the approval of the Plan by the stockholders of the Company, no further Awards may be granted under the Prior Plan. If any shares of Stock subject to an Award, including any Award made under the 2026 Plan and any Award that is outstanding under the Prior Plan as of the Effective Date, are forfeited, cancelled or exchanged or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, termination or expiration, again be available for Awards under the Plan. However, shares of Stock surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of such an Award, as well as shares repurchased by the Company using stock option exercise proceeds, shall be counted against the Share Reserve and shall not again be available for issuance or delivery under the Plan. In the event that a Stock Appreciation Right is issued and settled by the delivery of a net number of shares of Stock, only the shares of Stock underlying such Stock Appreciation Right that are actually delivered shall be counted against the Share Reserve and shall not again be available for issuance or delivery under the Plan. Further, Stock issued under the Plan through the settlement, assumption or substitution of outstanding Awards as a condition of the Company acquiring another entity shall not reduce the maximum number of shares of Stock available for delivery.

(b)    The maximum number of shares of Stock subject to Awards that may be granted during any calendar year under the Plan to any executive officer or other employee of the Company or any Subsidiary or Affiliate whose compensation is or may be subject to Code Section 162(m) (a “Covered Employee”) is 2,000,000 shares (subject to adjustment as provided in Section 17 hereof). With respect to a Covered Employee, the maximum value of the aggregate payment that any Participant may receive with respect to Cash-Based Awards in respect of any annual performance period is $20 million and for any other performance period in excess of one (1) year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve (12).
(c)    No fractional shares of Stock shall be issued hereunder and the Board shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding down.
4.ELIGIBILITY
(a)    EMPLOYEES. Awards may be granted under the Plan to any employee of the Company, a Subsidiary or any other entity of which on the relevant date at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions (“Voting Securities”) are at the time owned directly or indirectly by the Company or any Subsidiary (such entity, “Affiliate”), including any such employee who is an officer or director of the Company, a Subsidiary or an Affiliate, as the Board shall determine and designate from time to time prior to expiration or termination of the Plan.
(b)    INDEPENDENT CONTRACTORS. Awards may be granted to independent contractors performing services for the Company or any Subsidiary or Affiliate as determined by the Board from time to time on the basis of their importance to the business of the Company or such Subsidiary or Affiliate. Independent contractors shall not be eligible to receive Options intended to constitute Incentive Stock Options. Non-employee directors of the Company shall not be eligible to receive Awards under the Plan.
(c)    MULTIPLE GRANTS. An individual may hold more than one Award, subject to such restrictions as are provided herein.
5.GRANT OF AWARDS
(a)    GRANTS. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine (each, a “Participant”) Awards with respect to such number of shares of Stock or amounts of cash on such terms and conditions as the Board may determine. The date on which the Board approves or ratifies the grant of an Award (or such later date as the Board may designate) shall be considered the date on which such Award is granted.
(b)    MINIMUM VESTING. All Awards shall be granted subject to a minimum vesting period of at least twelve (12) months; provided, that up to five percent (5%) of the Share Reserve may be issued in respect of Awards that are not subject to the minimum vesting period requirement; provided, further that this Section 5(b) shall not apply to Awards that are subject to accelerated vesting upon a Participant’s Retirement, death or Disability or following a Change in Control.
6.LIMITATION ON INCENTIVE STOCK OPTIONS
An Option intended to constitute an Incentive Stock Option (and so designated at the time of grant) shall qualify as an Incentive Stock Option only to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under the Plan and all other plans of the Participant’s employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.
7.AWARD AGREEMENTS
Awards granted pursuant to the Plan may be evidenced by written agreements (“Award Agreements”), including through electronic medium, in such form or forms as the Board shall from time to time determine. Award

Agreements covering Awards granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Award Agreements shall comply with all terms of the Plan.
8.OPTIONS AND STOCK APPRECIATION RIGHTS
(a)    OPTIONS. The Board may, from time to time, grant Awards of Options, subject to such restrictions, terms and conditions as the Board shall determine and as shall be evidenced by the applicable Award Agreement (provided that any such Award is subject to the terms and conditions set forth in this Section 8). An “Option” is the right, granted to a Participant under this Section 8(a), to purchase shares of Stock at a specified Option Price.
(b)    OPTION PRICE. The purchase price of each share of the Stock subject to an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of the Stock on the grant date (the “Option Price”); provided however, that in the event that the Participant would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Section 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock.
(c)    OPTION PERIOD. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten (10) years from the date such Option is granted, or on such date prior thereto as may be set forth in the Award Agreement relating to such Option; provided, however, that in the event the Participant would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Participant that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five (5) years from the date it is granted.
(d)    METHOD OF OPTION EXERCISE. An Option that is exercisable hereunder may be exercised pursuant to such procedures as may be established by the Company from time to time. The Company shall establish procedures governing the payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option, which shall require that the Option Price be paid in full at the time of exercise in one of the following ways: (i) in cash or cash equivalents, (ii) with the consent of the Company, in shares of Stock, valued at Fair Market Value on the date of exercise, or (iii) by any other method the Company deems satisfactory in its discretion (including by permitting broker’s cashless exercise procedure). An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 17 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.
(e)    STOCK APPRECIATION RIGHTS. The Board may, from time to time, grant Awards of Stock Appreciation Rights, subject to such restrictions, terms and conditions as the Board shall determine and as shall be evidenced by the applicable Award Agreement (provided that any such Award is subject to the terms and conditions set forth in this Section 8(e)). A “Stock Appreciation Right” is the right, granted to a Participant under this Section 8(e), to be paid an amount measured by the appreciation in the Fair Market Value of a share of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash and/or share(s) of Stock, as specified in the Award Agreement. The number of shares of Stock underlying each Stock Appreciation Right and the exercise price in effect for those shares shall be determined by the Board and shall be set forth in the Award Agreement. In no event, however, shall the exercise price for each share of Stock underlying the Stock Appreciation Right (the “Stock Appreciation Right Price”) be less than one hundred percent (100%) of the Fair Market Value per underlying share of Stock on the grant date. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value on the exercise date of the shares of Stock underlying the portion of the Stock Appreciation Right being exercised over (ii) the aggregate exercise price of the portion of the Stock Appreciation Right being exercised. The distribution with respect to any exercised Stock Appreciation Right may be made in shares of Stock valued at the Fair Market Value of such shares on the exercise date, in cash, or partly in shares of Stock and partly in cash, as the Board shall deem appropriate. Each Stock Appreciation Right granted under the Plan shall terminate and all rights to receive an amount equal to the appreciation in the Fair Market Value of a share of Stock shall cease upon the expiration of ten (10) years from the date such Stock Appreciation Right is granted or on such date prior thereto as may be fixed by the Board and set forth in the Award Agreement relating to such Stock Appreciation Right. No recipient of an award of Stock Appreciation Rights shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock issuable upon exercise of such Stock Appreciation Rights, except to the extent that the Company has issued the shares of Stock relating to such Stock Appreciation Rights.
(f)    LIMITATIONS ON REPRICING, RELOADS AND REPURCHASES. Notwithstanding anything herein to the contrary, but subject to Section 17 hereof, neither the Board, the Committee nor their respective delegates shall have the authority without first obtaining the approval of the Company’s stockholders to (i) reprice (or cancel and regrant) any Option, Stock Appreciation Right or other Stock-Based Award at a lower exercise price, (ii) take any other action (including by way of an amendment, cancellation, repurchase or replacement grant) that has the effect of repricing an Option, Stock Appreciation Right or other Stock-Based Award at a lower exercise price, (iii) grant any Option, Stock Appreciation Right or other Stock-Based Award that contains a so-called “reload” feature under which additional Options, Stock Appreciation Rights or other Stock-Based Awards are granted automatically to the Participant upon exercise of the original Option, Stock Appreciation Right or other Stock-Based Award, or (iv) at any time when the Option Price of an Option or the Stock Appreciation Right Price of a Stock Appreciation Right is above the Fair Market Value of a share of Stock, cancel, exchange, buyout or surrender outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the Option Price of the original Options or the Stock Appreciation Right Price of the original Stock Appreciation Rights.
9.RESTRICTED STOCK, RESTRICTED STOCK UNITS AND OTHER STOCK-BASED OR CASH-BASED AWARDS
(a)    RESTRICTED STOCK. The Board may, from time to time, grant Awards of shares of Stock that may be subject to certain restrictions and to a risk of forfeiture (“Restricted Stock”), on such terms, and conditions as the Board shall determine and as shall be set forth in the applicable Award Agreement. The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals, and/or upon such other criteria as may be set forth in an Award Agreement. The Board may, upon such terms and conditions as the Board determines, provide that a certificate or certificates representing the shares underlying a Restricted Stock Award shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Award Agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited. If and to the extent that the applicable Award Agreement may so provide, a Participant shall have the right to vote and receive dividends on Restricted Stock granted under the Plan. Unless otherwise provided in the applicable Award Agreement, any Stock received as a dividend on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Award shall solely become payable if and to the extent the underlying Restricted Stock Award is vested and exercised, and shall be subject to the same restrictions and risk of forfeiture as the shares of Stock underlying such Restricted Stock Award.
(b)    RESTRICTED STOCK UNITS. The Board may, from time to time, grant Awards of rights to receive shares of Stock or a cash payment equal to the Fair Market Value of such shares of Stock at the end of a specified period (“Restricted Stock Units”), which right may be subject to the attainment of Performance Goals or other terms and conditions as the Board shall determine and as shall be set forth in the applicable Award Agreement. The vesting of Restricted Stock Units granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals, and/or upon such other criteria as may be set forth in an Award Agreement. Unless otherwise provided in an Award Agreement, and except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there shall be delivered to the Participant, as soon as reasonably practicable, but in no event later than thirty (30) days following the date on which such Award (or any portion thereof) vests, either that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested or cash equal to the Fair Market Value of the shares of Stock underlying the Restricted Stock Units becoming so vested (or a combination thereof). If and to the extent that the applicable Award Agreement may so provide, a Participant shall have the right to receive dividend equivalents on Restricted Stock Units granted under the Plan. Unless otherwise provided in the applicable Award Agreement, any Stock received as a dividend equivalent on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Unit Award shall solely become payable if and to the extent the underlying Restricted Stock Unit Award is vested and exercised, and shall be subject to the same restrictions and risk of forfeiture as the shares of Stock underlying such Restricted Stock Unit Award.

(c)    OTHER STOCK-BASED OR CASH-BASED AWARDS. The Board is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Cash-Based Awards, as deemed by the Board to be consistent with the purposes of the Plan. The Board shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including provisions addressing terms and conditions such as vesting, applicable Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 9(c) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Board shall determine, subject to any required corporate action. No payment shall be made to a Covered Employee prior to the certification by the Board that the Performance Goals have been attained. The Board may establish such other rules applicable to the Other Stock-Based Awards or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code. Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any Participant who is not a Covered Employee, increased based on such factors as the Board deems appropriate. Notwithstanding the foregoing, any Awards may be adjusted in accordance with Section 17 hereof. “Cash-Based Award” means an Award granted to a Participant under this Section 9(c), including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan. “Other Stock-Based Award” means an Award granted to a Participant pursuant to this Section 9(c), that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock including but not limited to performance units or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan. Unless otherwise provided in the applicable Award Agreement, any Stock received as a dividend equivalent on or in connection with a stock split of the shares of Stock underlying an Other Stock-Based Award shall solely become payable if and to the extent the underlying Other Stock-Based Award is vested and exercised, and shall be subject to the same restrictions and risk of forfeiture as the shares of Stock underlying such Other Stock-Based Award. Notwithstanding anything herein to the contrary, no dividend equivalents shall be granted in tandem with an Award of Options or Stock Appreciation Rights.
(d)    PERFORMANCE GOALS AND PERFORMANCE PERIODS. “Performance Goals” shall mean the criteria and objectives, determined by the Board, which must be met during the applicable Performance Period as a condition of the Participant’s receipt of payment with respect to an Award. Performance Goals may include, without limitation, any or all of the following or any combination thereof, or any increase or decrease of one or more of the following over a specified period: net income (before or after taxes); operating income; gross margin; earnings before all or any of interest, taxes, depreciation and/or amortization (“EBT”, “EBIT”, “EBITA” or “EBITDA”); profit; revenue; unit sales; product sales; cash flow; return on equity; return on assets; return on capital; return on invested capital; earnings from continuing operations; earnings per share; total shareholder return; working capital; cost reduction goals or levels of expenses, costs or liabilities; market share; asset management (e.g., inventory and receivable levels); customer loyalty; and customer satisfaction. Such Performance Goals may relate to the performance of the Company, a Subsidiary, any portion of the business (including a store or franchise), product line, or any combination thereof and may be expressed on an aggregate, per share (outstanding or fully diluted) or per unit basis. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria, the attainment of a percentage increase or decrease in the particular criteria, or may be applied to the performance of the Company, a Subsidiary, a business unit, product line, or any combination thereof, relative to a market index, a group of other companies (or their subsidiaries, business units or product lines), or a combination thereof, all as determined by the Board. Performance Goals may include a threshold level of performance below which no payment shall be made, levels of performance below the target level but above the threshold level at which specified percentages of the Award shall be paid, a target level of performance at which the full Award shall be paid, levels of performance above the target level but below the maximum level at which specified multiples of the Award shall be paid, and a maximum level of performance above which no additional payment shall be made. Performance Goals may also specify that payments for levels of performances between specified levels will be interpolated. The Board shall determine whether, or to what extent, Performance Goals are achieved; provided, however, that the Board shall have the authority to make appropriate equitable adjustments in Performance Goals under an Award to reflect the impact of unusual or infrequently occurring items not reflected in such goals. For purposes of the Plan, unusual or infrequently occurring items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company or its Subsidiaries after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company or its Subsidiaries, (4) unusual or infrequently occurring items in accordance with generally accepted accounting principles, (5) gains or charges associated with discontinued operations or with the obtaining or losing control of a business, (6) the impact of capital expenditures, (7) the impact of share repurchases and other changes in the number of outstanding shares, (8) goodwill and other impairment charges, (9) (i) all transaction costs directly related to acquisitions, (ii) all restructuring charges directly related to acquisitions, (iii) all charges and gains arising from the resolution of acquisition-related contingent liabilities identified as of the acquisition date, and (iv) all other charges directly related to acquisitions, (10) the impact of any discrete income tax charges or benefits identified during the Performance Period (or during any period that the Performance Period is being compared to), (11) other objective income, expense, asset, liability and/or cash flow adjustments as may be consistent with the purposes of the Performance Goals set for the given Performance Period and specified by the Board, which may include adjustments that would cause one or more of the Performance Goals to be considered “non-GAAP financial measures” under rules promulgated by the Securities and Exchange Commission and (12) such other items as may be selected by the Board. “Performance Period” shall mean the twelve (12) or thirty-six (36) month periods commencing on each January 1, or such other periods as the Board shall determine, including, but not limited to, shorter Performance Periods with respect to newly-hired Participants.
10.CHANGE IN CONTROL
Except as otherwise provided in an Award Agreement with respect to an Award granted under the Plan:
(a)    CONTINUATION/ASSUMPTION/SUBSTITUTION OF AWARDS. With respect to each outstanding Award that is continued, assumed or substituted in connection with a Change in Control,
(i)    Upon the occurrence of a Change in Control, with respect to Awards that are subject to Performance Goals at the time of the Change in Control, (1) the Performance Goals shall be deemed to be achieved at the greater of target or actual levels of performance as of the date of the Change in Control and (2) such Awards shall vest in full at the end of the applicable Performance Period provided the Participant is employed by or is providing services to the Company, its successor or affiliate on such date, subject to the terms of this Section 10, including Section 10(a)(ii)(2) below; and
(ii)    In the event of a termination of employment or other service of a Participant by the Company, its successor or affiliate thereof without Cause or the resignation of the Participant with Good Reason, in either case, within twenty-four (24) months following such Change in Control, then:
(1)    Any Award (or substitute award) that is an Option or Stock Appreciation Right shall become immediately exercisable in full;
(2)    Any restriction periods and restrictions imposed on any such Award (or substitute award) that is a Restricted Stock Award, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Award (including any such restriction periods and restrictions imposed under clause (i) above) shall lapse and such Award (or substitute award) shall be settled as soon a reasonably practicable, but in no event later than ten (10) days following such termination of employment or service the Participant; and
(3)    Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code, and if the Company determines that any Award (or substitute award) constitutes deferred compensation subject to Section 409A of the Code, then the vesting of such Award (or substitute award) shall be accelerated as of the date of the termination of employment or service of the Participant, but the Company shall pay such Award (or substitute award) on its scheduled payment date or on such earlier date as will not result the imposition of tax under Section 409A of the Code).
(b)    NO CONTINUATION/ASSUMPTION/SUBSTITUTION OF AWARDS. With respect to each outstanding Award that is not continued, assumed or substituted in connection with a Change in Control of the Company,
(i)    Any Award that is an Option or Stock Appreciation Right shall become immediately exercisable such that the shares acquired thereunder can be treated in the Change in Control in the same manner as all other shares of Stock;

(ii)    Any restriction periods and restrictions imposed on any such Award that is a Restricted Stock Award, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Award (if applicable, assuming achievement of Performance Goals at the greater of target or actual levels of performance as of the date of the Change in Control) shall lapse upon the Change in Control and such Award shall be settled as soon a reasonably practicable, but in no event later than ten (10) days following the Change in Control and such that the shares acquired thereunder, if any, can be treated in the Change in Control in the same manner as all other shares of Stock; and
(iii)    Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code, and if the Company determines that any Award constitutes deferred compensation subject to Section 409A of the Code, then the vesting of such Award shall be accelerated as of the date of the Change in Control, but the Company shall pay such Award on its scheduled payment date or on such earlier date as will not result in the imposition of tax under Section 409A of the Code).
(c)    CONTINUED/ASSUMED/SUBSTITUTED. For purposes of this Section 10, an Award shall be considered continued, assumed or substituted for if, following the Change in Control, the Award (i) is based on shares of common stock that are traded on an established U.S. securities market; (ii) provides the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; and (iii) have substantially equivalent economic value (intrinsic value (i.e., the “spread”) in the case of an Option or Stock Appreciation Right) to such Award (determined at the time of the Change in Control). In addition, if the Participant’s employment or service is terminated without Cause by the Company or its Affiliates or resigns with Good Reason, in either case, within three (3) months preceding a Change in Control, then each Award that had been held by such Participant on the date of such termination shall be deemed to not be continued, assumed or substituted for and shall be treated in accordance with Section 10(b) above; provided, that any such Award of Options or Stock Appreciation Rights shall expire on the later of thirty (30) days following the Change in Control or the date such Award would have expired without regard to this sentence.
(d)    CASHOUT OF AWARDS. Notwithstanding any other provision of the Plan, with respect to each outstanding Award that is not continued, assumed or substituted in connection with a Change in Control of the Company as determined in the sole discretion of the Committee and except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Committee may, in its discretion, provide that any Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per share in the Change in Control over the exercise or purchase price per share (if any) subject to the Award multiplied by (ii) the number of shares granted under the Award. Without limiting the generality of the foregoing, in the event that the consideration paid per share in the Change in Control is not greater than or equal to the exercise or purchase price per share subject to the Award, then the Committee may, in its discretion, cancel such Award without any consideration upon the occurrence of a Change in Control.
11.TRANSFERABILITY OF AWARDS
No Award shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution, except that, upon approval by the Board, the Participant may transfer an Award that is not intended to constitute an Incentive Stock Option (a) pursuant to a qualified domestic relations order as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended, or (b) by gift (and not for value) to a member of the “Family” of the Participant, to or for the benefit of one or more organizations qualifying under Code Sections 501(c)(3) and 170(c)(2) (a “Charitable Organization”) or to a trust for the exclusive benefit of the Participant, one or more members of the Participant’s Family, one or more Charitable Organizations, or any combination of the foregoing; provided that any such transferee shall enter into a written agreement to be bound by the terms of this Plan. For this purpose, “Family” shall have in respect of a Participant the same meaning as set forth in Form S-8 under the Securities Act of 1933, as amended and as in effect from time to time. During the lifetime of a Participant to whom an Incentive Stock Option is granted, only such Participant (or, in the event of legal incapacity or incompetence, the Participant’s guardian or legal representative) may exercise the Incentive Stock Option.

12.TERMINATION OF EMPLOYMENT OR SERVICE
(a)    GENERAL. Except as otherwise provided in Sections 10, 12(b) or 13 or as may otherwise be provided in an Award Agreement, upon the termination of employment or other service of a Participant with the Company, a Subsidiary or an Affiliate for any reason, all unvested Awards held by such Participant at the time of such termination shall immediately terminate and such Participant shall have no further right to receive cash or purchase or receive shares of Stock pursuant to such Award; provided, however, that, unless such termination is by the Company for “Cause,” all Options and Stock Appreciation Rights, to the extent exercisable on the date of such termination, shall remain exercisable until the earlier of (a) the expiration date of such Option or Stock Appreciation Right as fixed by the Board pursuant to Section 8 hereof and (b) the 60th day following the date of such termination. For purposes of the foregoing, “Cause” shall mean (1) the Participant’s conviction for commission of a felony or other crime; (2) the commission by the Participant of any act against the Company constituting willful misconduct, dishonesty, fraud, theft or embezzlement; (3) the Participant’s failure, inability or refusal to perform any of the material services, duties or responsibilities required of him by the Company, or to materially comply with the policies or procedures established from time to time by the Company, for any reason other than his illness or physical or mental incapacity; (4) the Participant’s dependence, as determined in good faith by the Company, on any addictive substance, including, but not limited to, alcohol or any illegal or narcotic drugs; (5) the destruction of or material damage to Company property caused by the Participant’s willful or grossly negligent conduct; and (6) the willful engaging by the Participant in any other conduct which is demonstrably injurious to the Company or its subsidiaries, monetarily or otherwise. Notwithstanding the foregoing, if the Participant is a party to an employment agreement with the Company, “Cause” with respect to such Participant shall have the meaning set forth therein.
(b)    Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service (in the case of an independent contractor) for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service (in the case of an independent contractor) with the Company, a Subsidiary or Affiliate shall not be deemed to occur if the Participant is immediately thereafter employed by or otherwise providing services (in the case of an independent contractor) to the Company, any Subsidiary or Affiliate.
13.RIGHTS IN THE EVENT OF DEATH, DISABILITY OR RETIREMENT
(a)    Except as otherwise provided in an Award Agreement and notwithstanding anything in Section 12 to the contrary, if a Participant’s termination of employment or service is by reason of the death, Disability or Retirement of such Participant, all Awards (other than Cash-Based Awards in respect of annual bonus awards) held by such Participant at the time of such termination shall become immediately vested, and all Option and Stock Appreciation Right Awards shall become exercisable in full and shall remain exercisable until the earlier of (a) the expiration date of such Option or Stock Appreciation Right, as the case may be, as fixed by the Board pursuant to Section 8 hereof and (b) the third anniversary of the date of such termination.
(b)    Except as otherwise provided by the Board and notwithstanding anything in Section 12 to the contrary, if a Participant’s termination of employment or service is by reason of the death, Disability or Retirement, the amount paid in respect of all Cash-Based Awards that are in respect of annual bonus awards shall be equal to the amount that would have been paid had the Participant’s employment not terminated, but pro-rated based on a fraction, the numerator of which is the number of completed months of employment or service and the denominator of which is 12, and shall be payable at the time payment is made to the other Participants in respect of such Performance Period.
(c)    For purposes of the foregoing, “Retirement” shall mean, unless otherwise set forth in an Award Agreement, the Participant’s termination of employment or other service from the Company or a Subsidiary (other than by the Company for Cause or by the Participant at a time when grounds for a termination for Cause exist) after attainment of age 55 and the completion of at least six (6) years of service with the Company or a Subsidiary or an Affiliate. For purposes of the preceding sentence employment or other service with an entity prior to its becoming a Subsidiary or an Affiliate or after its ceasing to be a Subsidiary or an Affiliate shall be disregarded.
14.USE OF PROCEEDS
The proceeds received by the Company from the sale of Stock pursuant to Awards granted under the Plan shall constitute general funds of the Company.

15.REQUIREMENTS OF LAW
(a)    VIOLATIONS OF LAW. The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual granted such Award or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the grant of an Award or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
(b)    COMPLIANCE WITH RULE 16b-3. The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board and shall not affect the validity of the Plan. In the event Rule l6b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.
(c)    GOVERNING LAW. The Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.
16.AMENDMENT AND TERMINATION OF THE PLAN
The Board may, at any time and from time to time, amend, suspend or terminate the Plan; provided, however, that no amendment by the Board shall, without approval by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, or by written consent in accordance with the Company’s Certificate of Incorporation and By-Laws, increase the total number of shares of Stock reserved for the purpose of the Plan (except as permitted under Section 17 hereof), change the requirements as to eligibility to receive Options that are intended to qualify as Incentive Stock Options, increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Options that are intended to qualify as Incentive Stock Options granted under the Plan or modify the Plan so that the terms of the Plan would not satisfy the requirements of any rules of the stock exchange on which shares of Stock are traded or any other applicable law. Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Award, impair rights or obligations under any Award theretofore granted under the Plan.
17.EFFECT OF CHANGES IN CAPITALIZATION
(a)    ADJUSTMENT FOR CORPORATE TRANSACTIONS. The Board may determine that a corporate transaction has affected the price of the Stock such that an adjustment or adjustments to outstanding Awards and to the shares reserved for issuance hereunder are required to preserve (or prevent enlargement of) the benefits or potential benefits intended at time of grant. For this purpose a corporate transaction may include, but is not limited to, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares of Stock, or other similar occurrence. In the event of such a corporate transaction, the Board shall make such equitable changes or adjustments as it deems necessary or appropriate in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding awards thereunder, to any or all of (i) the number and kind of shares of Stock or other property which may be delivered under the Plan; (ii) the number and kind of shares of Stock or other property subject to outstanding Awards; and (iii) the exercise price of outstanding Options and Stock Appreciation Rights. All such adjustments shall be final, binding and conclusive on all persons.
(b)    NO LIMITATIONS ON CORPORATION. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

18.DISCLAIMER OF RIGHTS
No provision in the Plan or in any Award granted or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Company, any Subsidiary or Affiliate, or to interfere in any way with the right and authority of the Company, any Subsidiary or Affiliate either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company, any Subsidiary or Affiliate.
19.NON-EXCLUSIVITY OF THE PLAN
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.
20.WITHHOLDING
The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Company may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include the authority to withhold or receive Stock or other property in an amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.
21.TERM OF PLAN
The Plan shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, any Awards made hereunder shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth (10) anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.
22.SECTION 409A
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to such Participant under the Plan or any Award until such Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service, the settlement and payment of such awards (or other amounts) shall be delayed until the first business day after the date that is six (6) months following such separation from service (or death, if earlier) to the extent necessary to avoid the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

23.CLAWBACK
Awards shall be subject to recoupment in accordance with the AutoNation, Inc. Amended and Restated Policy Regarding Recoupment of Certain Incentive Compensation, as in effect and as may be amended from time to time, and any other or successor compensation recovery policy adopted by the Company from time to time, including, without limitation, policies adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.
24.DEFINITIONS
(a)    “Affiliate” has the meaning set forth in Section 4(a).
(b)    “Award” has the meaning set forth in Section 1.
(c)    “Award Agreements” has the meaning set forth in Section 7.
(d)    “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.
(e)    “Board” has the meaning set forth in Section 2(a).
(f)    “Cash-Based Awards” has the meaning set forth in Section 9(c).
(g)    “Cause” has the meaning set forth in Section 12(a).
(h)    “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a merger or consolidation of the Company or any direct or indirect subsidiary of the Company that is not a Change in Control under clause (iii) below;
(ii)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;
(iii)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation (a) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (1) any parent of the Company or the entity surviving such merger or consolidation or (2) if there is no such parent, of the Company or such surviving entity and (b) which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and in which no Person acquires 50% or more of the combined voting power of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or
(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which (a) the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (1) any parent of the entity to which such assets are sold or disposed or (2) if there is no such parent, of such entity and (b) the voting securities of the Company outstanding immediately prior to such sale or disposition continue to represent (either by remaining outstanding or by being converted into voting securities of the acquiring entity or any parent thereof) more than 50% of the combined voting power of the securities of the entity acquiring such assets or any parent thereof outstanding immediately after such sale or disposition.
(i)    “Charitable Organization” has the meaning set forth in Section 11.
(j)    “Code” has the meaning set forth in Section 1.
(k)    “Committee” has the meaning set forth in Section 2(b).
(l)    “Company” has the meaning set forth in the preamble.
(m)    “Covered Employee” has the meaning set forth in Section 3.
(n)    “Disability” means “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.
(o)    “Effective Date” has the meaning set forth in the preamble.
(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q)    “Fair Market Value” of a share of Stock or another security as of a particular date shall mean (i) if the Stock or other security is listed on a national securities exchange, unless otherwise determined by the Board, the fair market value on such date shall be the closing sale price reported on such date, or if the Stock or other security is not traded on such date, on the next following date on which there is a sale of the Stock or such other security on such exchange; (ii) if the Stock or other security is not listed on any such national securities exchange, unless otherwise determined by the Board, the fair market value on such date shall be the closing sale price as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Stock or other security is not reported or quoted on such date, on the next following date on which the Stock or other security is reported or quoted; provided, however, that the Board may modify the definition of fair market value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Stock or other security is listed or traded; or (iii) if the Stock or other security is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the fair market value shall be determined in good faith by the Board.
(r)    “Family” has the meaning set forth in Section 11.
(s)    “Good Reason” means, with respect to a Participant who is an executive officer of the Company, the occurrence (without the Participant’s express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (i) or (v) below, such act or failure to act is corrected prior to the date of termination of the Participant’s employment or service:
(i)    the assignment to the Participant of any duties inconsistent with the Participant’s status or a substantial adverse alteration in the nature or status of the Participant’s responsibilities, including, without limitation, if the Participant was an executive officer of a public company, the Participant ceasing to be an executive officer of a public company;
(ii)    a reduction by the Company in the Participant’s annual base salary;
(iii)    the relocation of the Participant’s principal place of employment by more than 50 miles or the Company’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Participant’s previous business travel obligations;

(iv)    the failure by the Company to pay to the Participant any portion of the Participant’s current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due; or
(v)    the failure by the Company to continue in effect any compensation plan in which the Participant participates which is material to the Participant’s total compensation, including but not limited to the Company’s equity-based long term incentive plans and annual incentive plans, unless a comparable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or an adverse change in the Participant’s participation therein (or in such substitute or alternative plan) either in terms of the amount or timing of payment of benefits provided or the level of the Participant’s participation relative to other participants. The Participant’s right to terminate the Participant’s employment for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness.
The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder; provided, that the Participant provides the Company with a written notice of termination within ninety (90) days following the occurrence of the event constituting Good Reason. In no event shall the Participant have Good Reason to terminate employment unless such act or failure to act has not been cured within thirty (30) days after a notice of termination is delivered by the Participant to the Company.
(t)    “Incentive Stock Option” has the meaning set forth in Section 1.
(u)    “Options” has the meaning set forth in Section 8(a).
(v)    “Option Price” has the meaning set forth in Section 8(b).
(w)    “Other Stock-Based Awards” has the meaning set forth in Section 9(c).
(x)    “Participant” has the meaning set forth in Section 5.
(y)    “Performance Goals” has the meaning set forth in Section 9(d).
(z)    “Performance Period” has the meaning set forth in Section 9(d).
(aa)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(bb)    “Plan” has the meaning set forth in the preamble.
(cc)    “Prior Plan” means the AutoNation, Inc. 2017 Employee Equity and Incentive Plan, which first became effective as of January 31, 2017.
(dd)    “Restricted Stock” has the meaning set forth in Section 9(a).
(ee)    “Restricted Stock Units” has the meaning set forth in Section 9(b).
(ff)    “Retirement” has the meaning set forth in Section 13(c).
(gg)    “Share Reserve” has the meaning set forth in Section 3.
(hh)    “Stock” has the meaning set forth in Section 3.
(ii)    “Stock Appreciation Rights” has the meaning set forth in Section 8(e).
(jj)    “Stock Appreciation Right Price” has the meaning set forth in Section 8(e).

(kk)    “Subsidiary” has the meaning set forth in Section 1.
(ll)    “Voting Securities” has the meaning set forth in Section 4(a).

SCAN TO
VIEW MATERIALS & VOTE

AUTONATION, INC.
200 SW 1ST AVE, SUITE 1400
FORT LAUDERDALE, FL 33301
ATTN: THOMAS J. MILA

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 27, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AN2026**
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VOTE BY PHONE - 1-800-690-6903
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Rick L. Burdick	☐	☐	☐
1b. Claire Bennett	☐	☐	☐
1c. David B. Edelson	☐	☐	☐
1d. Robert R. Grusky	☐	☐	☐
1e. Norman K. Jenkins	☐	☐	☐
1f. Lisa Lutoff-Perlo	☐	☐	☐
1g. Michael Manley	☐	☐	☐
1h. G. Mike Mikan	☐	☐	☐
1i. Jacqueline A. Travisano	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

The Board of Directors recommends you vote AGAINST proposals 5 and 6.

	For	Against	Abstain
5. Adoption of stockholder proposal regarding independent board chairman.	☐	☐	☐
6. Adoption of stockholder proposal regarding GHG report.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

0000695327_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

AUTONATION, INC.
Annual Meeting of Stockholders
April 28, 2026 8:00 AM EDT

This proxy is solicited on behalf of the Board of Directors of AutoNation, Inc.

Michael Manley and C. Coleman Edmunds, each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the virtual Annual Meeting of Stockholders of AutoNation, Inc. to be held on April 28, 2026, or any postponements or adjournments thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, AGAINST Proposal 5, and AGAINST Proposal 6.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Proxy Statement and the Annual Report for the fiscal year ended December 31, 2025 furnished herewith.

Continued and to be signed on reverse side

0000695327_2 R2.09.05.010